                                                                 EXHIBIT 4(b)(2)





                            EQUIPMENT LEASE AGREEMENT
                             (UTC TRUST NO. 1998-A)
                                     (L-15)

                              Dated March 30, 1998

                                     Between

                            WILMINGTON TRUST COMPANY,
                         not in its individual capacity,
                          but solely as Owner Trustee,
                                                                          Lessor
                                       and

                             UNION TANK CAR COMPANY,
                                                                          Lessee

                          TANK CARS AND COVERED HOPPERS





                  CERTAIN OF THE RIGHT, TITLE AND INTEREST OF LESSOR IN AND TO THIS LEASE, THE EQUIPMENT COVERED HEREBY AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, HARRIS TRUST AND SAVINGS BANK, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY AS INDENTURE TRUSTEE UNDER A TRUST INDENTURE AND SECURITY AGREEMENT (UTC TRUST NO. 1998-A) (L-15), DATED MARCH 30, 1998 BETWEEN SAID INDENTURE TRUSTEE, AS SECURED PARTY, AND LESSOR, AS DEBTOR. INFORMATION CONCERNING SUCH SECURITY INTEREST MAY BE OBTAINED FROM THE INDENTURE TRUSTEE AT ITS ADDRESS SET FORTH IN SECTION 20 OF THIS LEASE. SEE SECTION 25.2 FOR INFORMATION CONCERNING THE RIGHTS OF THE ORIGINAL HOLDER AND HOLDERS OF THE VARIOUS COUNTERPARTS HEREOF.


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                                TABLE OF CONTENTS

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 Section 1. Definitions.................................................................................  1

 Section 2.  Acceptance and Leasing of Equipment........................................................  1

 Section 3.  Term and Rent..............................................................................  1
          Section 3.1  Lease Term.......................................................................  1
          Section 3.2  Basic Rent.......................................................................  2
          Section 3.3  Supplemental Rent................................................................  2
          Section 3.4  Adjustment of Rent...............................................................  3
          Section 3.5  Advances.........................................................................  3
          Section 3.6  Manner of Payments...............................................................  4

 Section 4.  Ownership and Marking of Equipment.........................................................  4
          Section 4.1  Retention of Title...............................................................  4
          Section 4.2  Duty to Number Equipment.........................................................  4
          Section 4.3  Prohibition Against Certain Designations.........................................  5

 Section 5.  Disclaimer of Warranties...................................................................  5

 Section 6.  Return of Equipment; Storage...............................................................  6
          Section 6.1  Return; Holdover Rent............................................................  6
          Section 6.2  Condition of Equipment........................................................... 10
          Section 6.3  Residual Date Sale of Units...................................................... 10

 Section 7.  Liens...................................................................................... 12

 Section 8.  Maintenance; Possession; Compliance with Laws.............................................. 13
          Section 8.1  Maintenance and Operation........................................................ 13
          Section 8.2  Possession....................................................................... 14
          Section 8.3  Sublease; Replacement of Units................................................... 14
          Section 8.4  Replacement for Valid Business Reasons........................................... 15

 Section 9.  Modifications.............................................................................. 16
          Section 9.1  Required Modifications........................................................... 16
          Section 9.2  Optional Modifications........................................................... 17
          Section 9.3  Removal of Property; Replacements................................................ 17

 Section 10. Voluntary Termination with Respect to Obsolete or Surplus Units............................ 18
          Section 10.1  Right of Termination............................................................ 18
          Section 10.2  Sale of Equipment............................................................... 18
          Section 10.3  Retention of Equipment by Lessor................................................ 19
          Section 10.4  Termination of Lease............................................................ 20

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                           TABLE OF CONTENTS (cont'd)



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 Section 11. Loss, Destruction or Requisition........................................................... 21
          Section 11.1  Event of Loss................................................................... 21
          Section 11.2  Replacement or Payment upon Event of Loss....................................... 21
          Section 11.3  Rent Termination................................................................ 24
          Section 11.4  Disposition of Equipment; Replacement of Unit................................... 24
          Section 11.5              Eminent Domain...................................................... 26

 Section 12. Insurance.................................................................................. 26
          Section 12.1  Physical Damage and Public Liability Insurance.................................. 26
          Section 12.2  Physical Damage Insurance....................................................... 27
          Section 12.3  Public Liability Insurance...................................................... 28
          Section 12.4  Certificate of Insurance........................................................ 29
          Section 12.5  Additional Insurance............................................................ 30
          Section 12.6  Pollution Coverage.............................................................. 30

 Section 13. Reports; Inspection........................................................................ 30
          Section 13.1  Duty of Lessee to Furnish....................................................... 30
          Section 13.2  Lessor's Inspection Rights...................................................... 31

 Section 14. Lease Events of Default.................................................................... 31

 Section 15. Remedies................................................................................... 33
          Section 15.1  Remedies........................................................................ 33
          Section 15.2  Cumulative Remedies............................................................. 36
          Section 15.3  No Waiver....................................................................... 36
          Section 15.4  Notice of Lease Default......................................................... 36
          Section 15.5  Lessee's Duty to Furnish Information with Respect to Subleases.................. 36
          Section 15.6  Lessee's Duty to Return Equipment Upon Default.................................. 37
          Section 15.7  Specific Performance; Lessor Appointed Lessee's Agent........................... 37

 Section 16. Filings; Further Assurances................................................................ 38
          Section 16.1  Filings......................................................................... 38
          Section 16.2  Further Assurances.............................................................. 38
          Section 16.3  Other Filings................................................................... 39
          Section 16.4  Expenses........................................................................ 39

 Section 17. Lessor's Right to Perform.................................................................. 39


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                           TABLE OF CONTENTS (cont'd)


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
 Section 18. Assignment................................................................................. 39
          Section 18.1  Assignment by Lessor............................................................ 39
          Section 18.2  Assignment by Lessee............................................................ 40
          Section 18.3  Sublessee's Performance and Rights.............................................. 40

 Section 19. Net Lease, Etc............................................................................. 41

 Section 20. Notices.................................................................................... 42

 Section 21. Concerning the Indenture Trustee........................................................... 43
          Section 21.1  Limitation of the Indenture Trustee's Liabilities............................... 43
          Section 21.2  Right, Title and Interest of the Indenture Trustee Under Lease.................. 43

 Section 22. Purchase Options; Renewal Options.......................................................... 44
          Section 22.1  Early Purchase Option........................................................... 44
          Section 22.2  Election to Retain or Return Equipment at End of Basic or
                        Renewal Term.................................................................... 45
          Section 22.3  Purchase Options................................................................ 45
          Section 22.4  Renewal Options................................................................. 46
          Section 22.5  Appraisal....................................................................... 47
          Section 22.6  Stipulated Loss Value and Termination Value During Renewal
                        Term............................................................................ 47

 Section 23. Limitation of Bank's Liability............................................................. 48

 Section 24. Investment of Security Funds............................................................... 48

 Section 25. Miscellaneous.............................................................................. 49
          Section 25.1  Governing Law; Severability..................................................... 49
          Section 25.2  Execution in Counterparts....................................................... 49
          Section 25.3  Headings and Table of Contents; Section References.............................. 49
          Section 25.4  Successors and Assigns.......................................................... 49
          Section 25.5  True Lease...................................................................... 49
          Section 25.6  Amendments and Waivers.......................................................... 50
          Section 25.7  Survival........................................................................ 50
          Section 25.8  Business Days................................................................... 50

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                           TABLE OF CONTENTS (cont'd)


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
          Section 25.9  Directly or Indirectly.......................................................... 50
          Section 25.10 Incorporation by Reference...................................................... 50
          Section 25.11 Lessee's Right of Quiet Enjoyment............................................... 50
          Section 25.12 Entire Agreement................................................................ 50

Attachments to Equipment Lease Agreement:

         Exhibit A                  --       Form of Lease Supplement                                    A-1
         Appendix A                 --       Definitions


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                            EQUIPMENT LEASE AGREEMENT
                             (UTC TRUST NO. 1998-A)
                                     (L-15)


                  THIS EQUIPMENT LEASE AGREEMENT (UTC Trust No. 1998-A) (L-15), dated March 30, 1998 (the "Lease"), between Wilmington Trust Company, a Delaware banking corporation (the "Bank"), not in its individual capacity, but solely as Owner Trustee under the Trust Agreement (in such capacity, "Lessor"), and UNION TANK CAR COMPANY, a Delaware corporation ("Lessee").

                              W I T N E S S E T H:

SECTION 1. DEFINITIONS.

                  Unless the context otherwise requires, all capitalized terms used herein without definition shall have the respective meanings set forth in Appendix A hereto for all purposes of this Lease.

SECTION 2.  ACCEPTANCE AND LEASING OF EQUIPMENT.

                  Lessor hereby agrees (subject to satisfaction or waiver of the conditions set forth in Sections 4.1 and 4.3 of the Participation Agreement) to accept delivery of each Unit from Lessee and to lease such Unit to Lessee hereunder, and Lessee hereby agrees (subject to satisfaction or waiver of the conditions set forth in Section 4.4 of the Participation Agreement), immediately following such acceptance by Lessor, to lease from Lessor hereunder such Unit. Such acceptance by Lessor and lease by Lessee is to be evidenced by the execution and delivery by Lessee and Lessor of a Lease Supplement covering such Unit, all in accordance with Section 2.3(b) of the Participation Agreement. Lessee hereby agrees that its execution and delivery of a Lease Supplement covering any Unit shall, without further act, irrevocably constitute acceptance by Lessee of such Unit for all purposes of this Lease.

SECTION 3.  TERM AND RENT.

                  Section 3.1 Lease Term. The interim term of this Lease for each Unit covered by a Lease Supplement executed and delivered on the Initial Closing Date shall commence on the Initial Closing Date and shall terminate on the day before the Basic Term Commencement Date. The interim term of this Lease for each Unit covered by a Lease Supplement executed and delivered on the Subsequent Closing Date shall commence on the Subsequent Closing Date and terminate on the day before the Basic Term Commencement Date. The basic term of this

Lease (the "Basic Term") shall commence on the Basic Term Commencement Date and, subject to earlier termination pursuant to Sections 10, 11, 15 and 22 shall expire at 11:59 P.M. (Chicago time) on the Basic Term Expiration Date. Subject and pursuant to Section 22.4, Lessee may elect one or more Renewal Terms.

                  Section 3.2 Basic Rent. Lessee hereby agrees to pay Lessor as Basic Rent for each Unit throughout the Basic Term applicable thereto Basic Rent in installments payable on each Rent Payment Date. Each such payment of Basic Rent shall be in an amount equal to the product of the Equipment Cost for such Unit multiplied by the Basic Rent percentage for such Unit set forth opposite such Rent Payment Date on (i) Schedules 3-A or 3-B, as applicable, to the Participation Agreement with respect to each Unit covered by a Lease Supplement executed and delivered on the Initial Closing Date or (ii) Schedule 3-C, with respect to each Unit covered by a Lease Supplement executed and delivered on the Subsequent Closing Date (as such Schedules shall be adjusted pursuant to Section
2.6 of the Participation Agreement). Basic Rent shall be payable in advance on certain Rent Payment Dates and in arrears on certain Rent Payment Dates, as specified in Schedules 3-A, 3-B and 3-C to the Participation Agreement, as so adjusted, such Schedules as so adjusted from time to time being incorporated herein by reference.

                  Anything contained herein or in the Participation Agreement to the contrary notwithstanding, each installment of Basic Rent (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement) shall be, under any circumstances and in any event, in an amount at least sufficient for Lessor to pay in full as of the due date of such installment, any payment of principal of and interest on the Equipment Notes required to be paid by Lessor pursuant to the Indenture on such due date.

                  Section 3.3 Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise as in the case of nonpayment of Basic Rent. Lessee will also pay, as Supplemental Rent, (a) on demand, to the extent permitted by applicable law, an amount equal to interest at the Late Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded, as the case may be, for the period from such due date or demand until the same shall be paid, (b) in the case of the termination of this Lease with respect to any Unit pursuant to Section 10, on the applicable Termination Date, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Equipment Note to be prepaid as a result of such termination, (c) in the case of the purchase of any Unit pursuant to Section 22.1 hereof or Section 6.9 of the Participation Agreement, on such date of purchase, an amount equal to the Make-Whole Amount, if any, with respect to the principal amount of each Equipment Note to be prepaid as a result of such purchase, (d) an amount equal to any other amount payable by Lessor on the Equipment Notes in excess of the principal and interest payments due thereunder, as and when such amount shall be due and payable, in accordance with the terms of the Equipment Notes and the Indenture, and (e) in the case of any refinancing of the Equipment Notes pursuant to
Section 10.2 of the Participation Agreement, on the Refunding Date, an amount equal to the Make-Whole Amount, if any, with respect to the aggregate principal amount of the Equipment Notes being prepaid. All Supplemental Rent to be paid pursuant to this Section 3.3 shall be payable in the type of funds and in the manner set forth in Section 3.6.

                  Section 3.4 Adjustment of Rent. Lessee and Lessor agree that the Basic Rent, Stipulated Loss Value and Termination Value percentages and the Early Purchase Price, Basic Term Purchase Price and Outside Date Purchase Price shall be adjusted to the extent provided in Section 2.6 of the Participation Agreement, subject in all cases to the limitation set forth in the second paragraph of Section 3.2.

                  Section 3.5 Advances. Lessor agrees to give notice to Lessee and the Indenture Trustee at least five Business Days prior to the Interim Interest Payment Date, if the funds for the payment of interest on the Equipment Notes contemplated to be made by Owner Trustee on such date pursuant to Section 2.2(c) of the Participation Agreement will not be paid by Owner Trustee to the Indenture Trustee in an amount equal to the amount contemplated to be paid pursuant to Section 2.2(c) of the Participation Agreement. If and to the extent that the Indenture Trustee on the Interim Interest Payment Date, shall not have received funds from Owner Trustee sufficient for the payment in full of the interest then due and owing on the Equipment Notes, Lessee shall pay as Supplemental Rent, in one installment due on the Interim Interest Payment Date an amount, if any, equal to such deficiency (such payment being referred to herein as an "Advance"). In the event Lessee makes any Advance pursuant to this
Section 3.5 and is not promptly reimbursed therefor by Owner Participant after demand for such reimbursement in the manner set forth in Section 20 and provided no Lease Default shall have occurred and be continuing, Lessee shall be entitled to offset and deduct (without duplication) against that portion of each succeeding payment of Basic Rent, Stipulated Loss Value or Termination Value which becomes payable to or to the order of Owner Trustee under the Indenture and distributable to Owner Participant under the Trust Agreement, an amount equal to such Advance plus interest on such amount at the Late Rate until Lessee has been fully reimbursed for such Advance plus such interest and in each such case, such offset shall be deemed to constitute a reduction in the amount of such Advance so payable. No such offset or aggregate combined effect of separate offsets shall reduce the amount of any indemnity or other claim payable by Lessee to any holder of an Equipment Note, the Indenture Trustee or Owner Trustee in its individual capacity, nor reduce any installment of Basic Rent, or any payment of Stipulated Loss Value or Termination Value, to an amount that is insufficient to pay in full the payments then required to be made on account of the principal and interest on the Equipment Notes then outstanding.

                  Section 3.6 Manner of Payments. All Rent (other than Supplemental Rent payable to Persons other than Lessor, which shall be payable to such other Persons in accordance with written instructions furnished to Lessee by such Persons, as otherwise provided in any of the Operative Agreements or as required by law) shall be paid by Lessee to Lessor at its office at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration. All Rent shall be paid by Lessee in funds consisting of lawful currency of the United States of America, which shall be immediately available to the recipient not later than 12:00 noon (New York City time) on the date of such payment, provided, that so long as the Indenture shall not have been discharged pursuant to the terms thereof, Lessor hereby directs, and Lessee agrees, that all Rent (excluding Excepted Property) payable to Lessor shall be paid directly to the Indenture Trustee at the times and in funds of the type specified in this Section 3.6 at the office of the Indenture Trustee at Harris Trust and Savings Bank, ABA No. 071000288, Trust Department Account No. 109-211-3, for credit to trust number 1046705, Attention: Bond Service Unit-UTC Trust No. 1998-A (L-15), or at such other location in the United States of America as the Indenture Trustee may otherwise direct with written confirmation of such payment delivered to Lessor at the address first stated in this Section 3.6.

SECTION 4.  OWNERSHIP AND MARKING OF EQUIPMENT.

                  Section 4.1 Retention of Title. Lessor shall and hereby does retain full legal title to the Equipment (for the benefit of the Owner Participant under the Trust Agreement) notwithstanding the delivery to and possession and use of the Equipment by Lessee hereunder or any sublessee under any sublease permitted hereby.

                  Section 4.2 Duty to Number Equipment. With respect to the Units to be delivered on the Initial Closing Date, Lessee has caused, and as soon as practicable after the date on which a Lease Supplement is executed and delivered in respect of the Units to be delivered on the Subsequent Closing Date or Replacement Units pursuant to Section 11.2, Lessee will cause, each Unit to be numbered with its reporting mark shown on the Lease Supplement dated the date on which such Unit was delivered and covering such Unit. Lessee will not change the reporting mark of any Unit except in accordance with a statement of new reporting marks to be substituted therefor, which statement shall be delivered by Lessee to Lessor and, so long as the Indenture shall not have been discharged pursuant to its terms, to the Indenture Trustee prior to or contemporaneously with such change. A supplement to this Lease and, if not so discharged, the Indenture, with respect to such new reporting marks, shall, prior to or contemporaneously with the substitution of such reporting marks, be filed or recorded in all public offices where this Lease and the Indenture shall have been filed or recorded and in such other places, if any, where Lessor and, so long as the Indenture shall not have been discharged pursuant to its terms, the Indenture Trustee may reasonably request in order to protect, preserve and maintain its right, title and interest in the Units. The costs and expenses of all such supplements, filings and recordings shall be borne by Lessee.





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



                  Section 4.3 Prohibition Against Certain Designations. Except as above provided, Lessee will not allow the name of any Person to be placed on any Unit as a designation that might reasonably be interpreted as a claim of ownership; provided, however, that subject to the delivery of the new reporting marks statement specified in the second sentence of Section 4.2, Lessee may cause the Equipment to be lettered with the names or initials or other insignia customarily used by Lessee or any permitted sublessees or any of their respective Affiliates on railroad equipment used by it of the same or a similar type for convenience of identification of the right of Lessee to use the Equipment hereunder or any permitted sublessee to use the Equipment pursuant to a sublease permitted hereby.

SECTION 5.        DISCLAIMER OF WARRANTIES.

                  Without waiving any claim Lessee may have against any seller, supplier or manufacturer, LESSEE ACKNOWLEDGES AND AGREES THAT, (i) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS SATISFIED THAT EACH UNIT IS SUITABLE FOR ITS PURPOSES AND LESSEE HAS ACCEPTED EACH UNIT, (iii) NEITHER LESSOR, THE BANK NOR OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND OR HAS INSPECTED THE UNITS PRIOR TO DELIVERY TO AND ACCEPTANCE BY LESSEE, (iv) EACH UNIT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED, AND (v) LESSOR LEASES AND LESSEE TAKES EACH UNIT "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", IN WHATEVER CONDITION IT MAY BE, AND LESSEE ACKNOWLEDGES THAT NEITHER LESSOR, THE BANK NOR OWNER PARTICIPANT MAKES NOR SHALL BE DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS, WARRANTIES OR REPRESENTATIONS EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION, MERCHANTABILITY THEREOF OR AS TO THE TITLE, OF THE EQUIPMENT, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO AND EACH OF LESSOR AND OWNER PARTICIPANT EXPRESSLY DISCLAIMS SELECTION OF THE UNITS, except that Lessor represents and warrants that on the Initial Closing Date or the Subsequent Closing Date, as the case may be, Lessor shall have received whatever title to the Equipment as was conveyed to Lessor by Lessee on such date and each Unit will be free of Lessor's Liens attributable to Lessor and provided that the foregoing disclaimer in clause (v) shall not extend to Owner Participant's representation and warranty contained in
Section 3.6(e) of the Participation Agreement or the Bank's representation and warranty in Section 3.1(i) of the Participation Agreement. Lessor hereby appoints and constitutes Lessee its agent and attorney-in-fact during the Lease Term to assert and enforce, from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of Lessee, whatever claims and rights Lessor may have as owner of the Equipment against the manufacturers or any prior owner thereof; provided, however, that if at any time a Lease Event of Default shall have occurred and be continuing, at Lessor's option, such power of attorney shall terminate, and Lessor may assert and enforce, at Lessee's sole cost and expense, such claims and rights. Lessor, the Bank and Owner Participant shall have no responsibility or liability to Lessee or any other Person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Unit, or by any of the commodities, items or materials from time to time contained therein, whether or not permitted by the terms hereof, or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (ii) the use, operation or performance of any Unit or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or
(iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Unit. Lessee's delivery of a Lease Supplement shall be conclusive evidence as between Lessee and Lessor that all Units described therein are in all the foregoing respects satisfactory to Lessee, and Lessee will not assert any claim of any nature whatsoever against Lessor based on any of the foregoing matters.

SECTION 6.        RETURN OF EQUIPMENT; STORAGE.

                  Section 6.1  Return; Holdover Rent.

                  (a) Not less than 150 days prior to the end of the Basic Term, the end of any Fixed Rate Renewal Term, or the end of any Fair Market Renewal Term, in each case with respect to any Units which Lessee has elected to return under Section 22.2, Lessee will provide Lessor with a list specifying 21 storage locations used for the storage of rolling stock within the continental United States (excluding Alaska), which locations, to the extent practicable, shall be geographically diverse. Not less than 90 days prior to the end of the Lease Term with respect to any Unit Lessee has elected to return pursuant to Section 22.2, Lessor will give Lessee irrevocable notice of its decision either to take possession of or store such Unit. If Lessor shall have decided to take possession of such Unit, the terms of Section 6.1(b) will apply. If Lessor shall have decided to store such Unit, the terms of Section 6.1(c) hereof will apply. Not less than 10 days prior to the date on which any Unit is to be returned to the location specified pursuant to Section 6.1(b) or delivered and stored for Lessor pursuant to Section 6.1(c), Lessee shall give Lessor irrevocable written notice specifying the number, identification numbers and type of Units (i.e. tank cars or hopper cars) which are to be returned or delivered and stored, the location of such return or delivery and storage and the date on which the Inspection Period is scheduled to commence with respect to each such Unit. Upon the arrival of the Units at the return or delivery location(s) described in the foregoing notice, Lessee will give Lessor prompt




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



written confirmation of the number, identification numbers and type of Units (i.e. tank cars or hopper cars) returned or delivered and the date on which the Inspection Period commences with respect to the Inspectable Group(s) (hereinafter defined) of which such Units are a part. In the event that, subsequent to the date an Inspection Period commences for any Inspectable Group but not less than five Business Days prior to the end of such Inspection Period, additional Units are delivered to such location, unless Lessor is at that time still conducting its inspection at such location pursuant to Section 6.1(h) and the Person conducting the inspection on Lessor's behalf can reasonably inspect such additional Units prior to the end of such Inspection Period, a new Inspection Period will commence upon receipt of notice that an Inspectable Group made up of such subsequently delivered Units has been assembled; provided, however, that if less than 25 additional Units are to be subsequently returned or delivered to such location, such new Inspection Period will commence upon receipt of notice that all of such subsequently delivered Units have been assembled; and provided, further, that if not less than five Business Days prior to the end of an Inspection Period additional Units are delivered to a location at which an Inspectable Group is then being inspected but the Person conducting the inspection on Lessor's behalf cannot reasonably inspect such additional Units prior to the end of such Inspection Period, the Inspection Period in respect of such additional Units shall be extended to the end of the fifth Business Day following the date on which such Inspection Period would otherwise have expired.

                  (b) If Lessor shall have decided to take possession of any Unit, Lessee will, at its own cost and expense, deliver possession of such Unit at any track location, f.o.b. such location, (i) as may be agreed upon by Lessor and Lessee in writing, or (ii) in the absence of such agreement, as Lessor may reasonably select by written notice to Lessee delivered on or before the 90th day before the end of the Lease Term; provided, that (x) there shall be no more than 21 such locations designated by Lessor (each of which shall be located within the continental United States, exclusive of Alaska), which locations, to the extent practicable, shall be geographically diverse, (y) there shall be no less than 25 Units (any group of 25 Units, an "Inspectable Group") returned to each location; provided that upon Lessor's request for valid business reasons, an Inspectable Group shall consist of less than 25 Units, and (z) Lessor's notice shall specify the total number and type of Units (i.e. tank cars or hopper cars) to be delivered to each location. Maintenance logs and records with respect to each Unit shall be delivered to Lessor or its designee upon the return of such Unit.

                  (c) (i) If Lessor shall have elected to store any Unit upon the expiration of the Lease Term with respect thereto, Lessee shall store such Unit, free of charge for a period (the "Storage Period") beginning on the expiration of the Lease Term and ending not more than 60 days after the later of (A) the date of commencement of the Inspection Period for the Inspectable Group of which such Unit is a part and (B) the date on which such Unit is in compliance with the conditions set forth in Section 6.2. Any storage provided by Lessee during the Storage Period shall be at the sole risk (other than in the case of Lessor's gross negligence or wilful misconduct) and expense of Lessee, and Lessee shall maintain during the Storage Period the insurance required by Section 12.1 with respect to all stored Units. During the Storage Period, Lessee will permit Lessor or any person designated by it, including the authorized representative or representatives of any prospective purchaser or user of such Unit, to restencil the marks on such Unit and to inspect the same during the storage location's normal business hours upon at least three Business Days' prior telephonic notice; provided, however, that such inspection and restenciling shall not unreasonably interfere with the normal conduct of the storage location's business and shall be subject to the storage location's standard security and safety rules and regulations; and provided, further, that (x) such inspection and restenciling shall be at such Person's own risk, (y) Lessee shall be protected against any loss or damage incurred by it in connection with any such inspection or restenciling by such Person through indemnification, insurance or other means reasonably satisfactory to Lessee and (z) Lessee (except in the case of Lessee's gross negligence or wilful misconduct) shall not be liable for any injury to, or the death of, any Person exercising, either on behalf of Lessor or any prospective purchaser or user, the rights of inspection and restenciling granted pursuant hereto. Lessee shall not be required to store any Unit after the Storage Period. If Lessee does store any Unit after the expiration of the Storage Period, such storage shall be at the sole risk (other than in the case of Lessee's gross negligence or wilful misconduct, it being understood and agreed that the selection by Lessee of a particular storage location shall not under any circumstances constitute gross negligence or wilful misconduct provided that such storage location is the same location or a storage location which is comparable in all material respects to the location at which such Unit was stored during the Storage Period) and expense of Lessor.

                  (ii) Upon the request and direction of Lessor (and at Lessor's sole risk and expense), on not more than one occasion with respect to each stored Unit and upon not less than 15 days' prior written notice from Lessor to Lessee, Lessee will, on or before the expiration of the Storage Period, transport such Units to any railroad interchange point or points designated by Lessor within the continental United States (except Alaska), with a minimum of at least an Inspectable Group delivered to each interchange point on any railroad lines or to any connecting carrier for shipment, whereupon Lessee shall have no further liability or obligation with respect to such Units.

                  (d) Provided no Lease Default referred to in Section 14(g) or
(h) or Lease Event of Default shall have occurred and be continuing, all amounts earned in respect of a Unit subsequent to the expiration of the Lease Term with respect to such Unit and prior to the return of the Unit hereunder shall belong to Lessee and, if received by Lessor, shall be promptly turned over to Lessee.

                  (e) Subject to the other provisions of this Section 6.1 with respect to additional holdover rent, Lessee shall pay to Lessor the daily equivalent of the rental rate in effect at the expiration or termination of the most recent Lease Term with respect to such Unit ("Holdover Rent") for each Unit for each day commencing on the date immediately following the expiration or termination of the Lease Term with respect to such Unit to and including the day immediately preceding the commencement of the Inspection Period for the Inspectable Group of which such Unit is a part. During such holdover period, Lessee shall use its reasonable best efforts to secure the return of the Equipment as required under this Section 6. Nothing herein shall be in abrogation of Lessor's right to have such Unit returned to it for possession or storage.

                  (f) In the event any Unit is not returned to Lessor in the condition specified in Section 6.2, Lessee shall pay to Lessor Holdover Rent multiplied by the number of days equal to the sum of (i) one-half of the number of days elapsed beginning on the commencement of the Inspection Period for the Inspectable Group of which such Unit is a part and ending on the date on which Lessee receives notice from Lessor, which is given no later than the date specified in the second sentence of Section 6.1(h), that such Unit is not in the condition specified in Section 6.2 (provided, however, that in no event shall the number determined pursuant to this clause (i) exceed 30), plus (ii) the number of days beginning on the day immediately following receipt by Lessee of notice from Lessor, which notice is given no later than the date specified in the second sentence of Section 6.1(h), that such Unit is not in the condition required by Section 6.2 to and including the day such Unit is restored to the condition specified by Section 6.2 and redelivered to the location at which the Unit was inspected by Lessor or such other location as may be agreed upon by Lessor and Lessee in writing. Notwithstanding the foregoing, if the repairs required to restore any Unit to the condition set forth in Section 6.2 cost less than $2,500 and can be promptly performed at any track location, then (A) Lessor shall be responsible for making such repairs, the cost of which shall be reimbursed by Lessee, and (B) the Unit shall be deemed to comply with the conditions set forth in Section 6.2 and no additional Holdover Rent shall be payable under this Section 6.1(f) with respect thereto solely as a result of the condition of such Unit.

                  (g) Holdover Rent shall be paid monthly in arrears, by payment from Lessee to Lessor on or before the fifth day following the end of each calendar month, in the manner specified in Section 3.6 hereof, such payment to be accompanied by a statement setting forth in reasonable detail the calculation of such payment on a per Unit basis.

                  (h) During the 30-day period commencing on the date on which a minimum of at least an Inspectable Group is delivered, pursuant to Section 6.1
(b) or (c), to Lessor or to a storage location, as the case may be (the "Inspection Period"), Lessor shall be entitled to inspect any Unit so delivered to ensure that such Unit is in the condition required under Section 6.2. Lessor shall promptly (but in no event later than 10 Business Days following receipt by a Responsible Officer of the Owner Participant and the Owner Trustee of a final report relating to the foregoing inspection) notify Lessee in writing if any Units are not in compliance with the conditions specified in Section 6.2, specifying in reasonable detail the manner in which such Units fail to comply with such conditions. Subject to Section 6.1(f), no Holdover Rent shall be payable by Lessee during the Inspection Period. The inspection of all redelivered Units shall be performed at Lessor's sole cost, expense and risk (including, without limitation, the risk of personal injury or death), by its authorized representatives. Lessee shall not be liable for any injury to, or the death of, any Person exercising, on behalf of Lessor, the rights of inspection granted under this Section 6.1 unless caused by Lessee's gross negligence or wilful misconduct. If such Unit is not in compliance with the conditions set forth in Section 6.2, then, subject to the last sentence of Section 6.1(f), Lessee shall promptly take such steps as are necessary to bring such Unit into such compliance and shall, subject to the last sentence of Section 6.1(f) pay, in addition to Holdover Rent otherwise owing under this Section 6.1, the reasonable cost and expense of any reinspection of such Unit conducted by Lessor required because of such non-compliance with
Section 6.2. No reinspection pursuant to this Section 6.1(h) shall unreasonably interfere with the normal conduct of business by Lessee, any sublessee or the location to which such Unit is returned. Lessee shall provide (or cause any sublessee or owner of the return location to provide) reasonable cooperation to Lessor and its representatives in connection with such inspection, but Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. A Unit shall not be deemed to have been returned to Lessor for purposes of this Lease unless and until it is in compliance with the conditions set forth in Section 6.2.

                  Section 6.2 Condition of Equipment. Each Unit, when returned to Lessor pursuant to Section 6.1, shall be (a) capable of performing the functions for which it was designed, with all loading and unloading components operating in good working order with allowance for normal wear and tear, (b) suitable for use in interchange in accordance with the Field Manual of the AAR and FRA rules and regulations, (c) suitable for continued commercial use in the commodity last carried immediately prior to such return, (d) in the condition required by Section 8.1, (e) in conformance with any requirement pertaining to warranties of the manufacturers of the Units during the warranty period, (f) fit for loading and acceptable for interchange service generally in the transportation industry after giving effect to a transfer or change in ownership (in accordance with applicable interchange rules), (g) empty, (h) steam cleaned or otherwise cleaned in a comparable commercially acceptable manner, and (i) free and clear of all Liens except Lessor's Liens and Permitted Liens of the type described in clause (iii) of the definition of Permitted Liens to the extent arising as a result of a fleet wide action which includes such Unit; provided, however, that Lessee's obligation to comply with the conditions set forth in this Section 6.2 with respect to any Unit shall terminate 90 days after the end of the Inspection Period for such Unit.

                  Section 6.3  Residual Date Sale of Units.

                  (a) Not later than April 30, 2014, Lessor will notify Lessee of Lessor's decision, to be made in its sole discretion, to (i) retain the Units then held by the Trust and the Beneficial Interest or (ii) sell, subject to Lessee's rights under Section 22 of this Agreement, some or all of the Units then held by the Trust and/or the Beneficial Interest. In the event the Lessor elects to sell or cause to be sold any Units then held by the Trust or the Beneficial Interest, such Units or Beneficial Interest will be offered for sale after receipt by Lessee of notice from Lessor that Lessor elects to sell the Units or the Beneficial Interest and will be sold on or after the Residual Date (regardless of whether the Lease shall have terminated earlier or shall still be in effect) and before 90 days following the Residual Date to the Person making the highest bid pursuant to an offer with terms reasonably satisfactory to Lessor and satisfying any applicable terms and conditions of the Operative Agreements. If the Net Proceeds from such sale are less than 7.75% of the Equipment Cost of the Units or the Beneficial Interest sold, Lessee hereby irrevocably and unconditionally agrees to pay Lessor an amount equal to the Unrealized Residual Value as hereafter provided. Any costs and expenses incurred by Lessor hereunder shall be for its own account and shall not be subtracted in the calculation of Net Proceeds from the sale of any Units. Lessor may, in its sole discretion, reject any purchase offer, provided that if Lessor rejects any bona fide offer to purchase for cash on an as-is-where-is basis, Lessee's obligation to pay the Unrealized Residual Value shall be limited to the amount which would have been payable had such offer been accepted. If no bids that are acceptable to Lessor are received prior to 90 days after the Residual Date, Lessee shall remit the Unrealized Residual Value (limited, to the extent applicable, as set forth in the foregoing sentence) to Lessor within 5 Business Days after such date, unless Lessor shall have waived in writing its right to receive the Unrealized Residual Value hereunder. Lessee will remit the Unrealized Residual Value with respect to any sale pursuant to this paragraph within 5 Business Days after such sale, unless Lessor shall have waived in writing its right to receive the Unrealized Residual Value hereunder. Neither Lessor nor any Person acting on behalf of Lessee may bid on or purchase any Unit or the Beneficial Interest under this
Section 6.3; provided, however, that Lessee shall be entitled to act an nonexclusive remarketing agent for the disposition of the Units following the Residual Date and otherwise to assist Lessor in the remarketing of the Units after such date. Lessee shall not be entitled to share in, or receive any additional amounts under this Section 6.3 based on or measured by, the Net Proceeds from the sale of any Unit.

                  (b) The obligations of Lessee under this Section 6.3 shall remain in full force and effect without regard to, and shall not be impaired or affected by, any act or, except for the obligations of Lessor set forth in the second sentence of Section 6.3(a), any omission to act of any kind by Lessor or any other Person, or any other circumstances whatsoever which might constitute a legal or equitable discharge of a guarantor, including but not limited to (i) any waiver, consent, extension, indulgence, surrender or assignment or other like action in respect of this Agreement or any other Operative Agreement, or any agreements relating thereto, (ii) any exercise or non-exercise by Lessor or any other Person of any right, remedy, power or privilege under or in respect of this Agreement or any other Operative Agreement, or any agreements relating thereto, or any waiver of any such right, remedy, power or privilege, (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation, administrative proceeding or the like of Lessee or any other Person, (iv) the invalidity, illegality or unenforceability of this Agreement or any other Operative Agreement, or any other document for any reason, (v) any set-off, counterclaim, recoupment, defense or other right Lessee may have against Owner Participant, Lessor or any other Person, or (vi) any amendments, modifications or supplements of or to this Agreement or any other Operative Agreement, or any related document; it being the intention of Lessee that its obligations under this Section 6.3 shall be absolute and unconditional in any and all circumstances and that such obligations shall be discharged only by the payment in full of all sums, and the full and complete performance and discharge of all covenants, agreements and obligations, as agreed to by Lessee in accordance with the terms hereof. The obligations of Lessee hereunder shall be reinstated and revived with respect to any amount which at any time is paid to or for the account of Lessor by Lessee and is thereafter required to be, and is, restored and returned by Lessor to Lessee or Lessee's trustee or receiver or similar official, upon the bankruptcy, insolvency or reorganization of Lessee or for any other reason, all as though such amount had not been paid by Lessee.

                  (c) The obligations of Lessee under this Section 6.3 will be in effect until the earliest to occur of the following: (i) Lessee shall have paid or caused to be paid to Lessor the Unrealized Residual Value pursuant to
Section 6.3(a) hereof, (ii) Lessor shall not have demanded payment of the Unrealized Residual Value pursuant to Section 6.3(a) hereof on or before 120 days following the Residual Date, or (iii) the termination of the Lease with respect to all the Equipment prior to the scheduled termination of the Lease. Lessee and Lessor agree that, notwithstanding anything to the contrary contained herein or in any document executed in connection herewith, if there shall have occurred an Event of Default under the Lease and the Lease shall have been terminated as a result thereof, Lessee shall not under any circumstances be deemed to have guaranteed or be responsible for any amounts due hereunder or any residual exposure of Lessor or any other losses suffered or incurred by Lessor, in each case, as a result of any such Event of Default.

                  (d) Lessor and Lessee agree that this Section 6.3 and the transactions contemplated hereby do not create in Lessee a present or contingent proprietary interest in Lessor's business, the Owner Trust or the Units. Lessor and Lessee agree that Lessee is not a beneficiary of the Owner Trust. Lessor and Lessee agree that neither this Section 6.3 nor any other provision of the Operative Agreements is intended to provide Lessee any present ownership interest in the Owner Trust or the Units. Lessor and Lessee specifically agree that neither this Section 6.3 nor any of the transactions contemplated hereby are intended to nor shall they create a partnership between Lessor and Lessee. Lessee represents that it has not and agrees that it will not hold itself out as a partner of Lessor or otherwise authorized to act so as to bind Lessor.

SECTION 7.        LIENS.

                  Lessee will not directly or indirectly create, incur, assume, permit or suffer to exist any Lien on or with respect to any Units or Lessee's leasehold interest therein under this Lease, except Permitted Liens, Lessor's Liens and Liens described in Section 6.4(a) and 6.4(b) of the Participation Agreement, and Lessee shall promptly, at its own expense, take such action or cause such action to be taken as may be necessary to duly discharge (by bonding or otherwise) any such Lien not excepted above if the same shall arise at any time.

SECTION 8.        MAINTENANCE; POSSESSION; COMPLIANCE WITH LAWS.

                  Section 8.1 Maintenance and Operation. (a) Lessee, at its own cost and expense, shall maintain, repair and keep each Unit (i) according to prudent industry practice, in good working order and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner consistent in all material respects with maintenance practices used by Lessee in respect of equipment owned or leased by Lessee similar in type to such Unit, (iii) in accordance in all material respects with all manufacturers' warranties and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Section 12, and (iv) in compliance in all material respects with any applicable laws and regulations, including, without limitation, the Field Manual of the AAR, FRA rules and regulations and Interchange Rules as they apply to the maintenance and operation of the Equipment in interchange regardless of upon whom such applicable laws and regulations are nominally imposed; provided, however, that Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such standard, rule or regulation in any reasonable manner which does not materially interfere with the use, possession, operation or return of any of the Units or materially adversely affect the rights or interests of Lessor and the Indenture Trustee in the Equipment or hereunder or otherwise expose Lessor, the Bank, the Indenture Trustee or any Participant to criminal liability, or material civil liability with respect to which Lessee is not required to indemnify Lessor, the Bank, the Indenture Trustee or any Participant pursuant to an Operative Agreement, or release Lessee from the obligation to return the Equipment in compliance with the provisions of Section
6.2. Lessee shall provide Lessor and the Indenture Trustee with notice of any contest of the type described in the preceding sentence in detail sufficient to enable Lessor and the Indenture Trustee to ascertain whether such contest may have an effect of the type described in the preceding sentence. In no event shall Lessee discriminate as to the use or maintenance of any Unit (including the periodicity of maintenance or record keeping in respect of such Unit) as compared to equipment of a similar nature which Lessee owns or leases. Lessee will maintain all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Units required to be maintained in respect of any Unit, all as if Lessee were the owner of such Units, regardless of whether any such requirements, by their terms, are nominally imposed on Lessee, Lessor or Owner Participant.

                  (b) Lessee shall not nor shall it expressly permit any sublessee to change a DOT classification (as provided for in 49 C.F.R. Part 179 or any successor thereto), or expressly permit any sublessee to operate any Unit under a different DOT classification, from that classification in effect for such Unit on the Initial Closing Date or the Subsequent Closing Date, as applicable, except for any change in tank test pressure rating, provided such change does not increase the pressure rating of the Unit above the tank test pressure to which the Unit was manufactured; provided however, that in the event Lessor shall not have provided Lessee with a written waiver or consent to such a reclassification or operation of any Unit within 10 Business Days of Lessee's written request therefor (or Lessor expressly rejects such a request by Lessee), Lessee may replace such Unit in accordance with and subject to the provisions of Section 11.2(i), 11.3 and 11.4.

                  Section 8.2 Possession. Lessee shall be entitled to the possession and use of the Equipment by it or any Affiliate, in the United States, Canada and Mexico, only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. In no event shall Lessee make use of any Equipment in any jurisdiction not included in the insurance coverage required by Section 12. The Equipment shall be used primarily on domestic routes in the United States, and in no event shall more than 20% of the Units be used (as determined by mileage records) outside the continental United States (exclusive of Alaska) during any taxable year in which the transaction generates losses for federal or state income tax purposes. Nothing in this Section 8.2 shall be deemed to constitute permission by Lessor to any Person that acquires possession of any Unit to take any action inconsistent with the terms and provisions of this Lease or any of the other Operative Agreements. The rights of any Person that acquires possession of any Unit pursuant to this
Section 8.2 shall be subject and subordinate to the rights of Lessor hereunder.

                  Section 8.3 Sublease; Replacement of Units. Provided Lessor shall not have declared the Lease to be in default (or the Lease shall not be deemed to have been declared in default) pursuant to Section 15.1 hereof, Lessee shall be entitled, without the prior approval of Lessor, to enter into a sublease for any Unit or Units (pursuant to a car service contract or otherwise) to, or to grant permission for the use thereof under car contracts by, (a) a railroad company or companies incorporated under the laws of the United States or any state thereof or the District of Columbia, Canada or any province thereof, or Mexico or any state thereof, upon lines of railroad owned or operated by such railroad company or companies or over which such railroad company or companies have trackage rights or rights for operation of their trains, and upon connecting and other carriers in the usual interchange of traffic or (b) responsible companies other than railroad companies for use in their business (leases to such sublessees being herein referred to as "Permitted Subleases"); provided, however, that if Lessee subleases any Unit to a sublessee which operates primarily in Mexico (or any state thereof), Lessee shall first have made all registrations, filings and deposits which are necessary or advisable under then-current prudent industry practice (including any actions reasonably requested by Lessor or the Indenture Trustee) to protect the right, title and interest of Lessor under this Lease and the Indenture Trustee under the Indenture in and to the Units to be so subleased. In entering into any sublease for any Unit or Units, Lessee shall not discriminate with respect to the commodity to be shipped in such Unit or Units by the sublessee against similar Units owned, leased or operated by Lessee. All subleases shall include appropriate provisions so that such subleases, (i) shall in all events be subject and subordinate to this Lease and the rights and interests of Lessor and its respective successors and assigns hereunder and shall confirm such subordination by a provision substantially in the form currently contained in Lessee's standard car service contract delivered to Lessor and the Indenture Trustee prior to the Initial Closing Date, or otherwise as reasonably satisfactory to Lessor and the Indenture Trustee, (ii) shall not be for a term which extends beyond the Basic Term or any agreed upon Renewal Term, and
(iii) shall not include any term or provision which could reasonably be expected to result in material adverse consequences to Lessor, the Bank, Owner Participant or the Indenture Trustee. Notwithstanding the foregoing, in the event Lessee (A) desires to sublease one or more Units for a term which extends beyond the Basic Term or any Renewal Term, or (B) enters into a sublease with respect to one or more Units, which sublease contains terms and conditions that are not consistent with the requirements hereof (provided that in no event shall the existence of such inconsistent term or condition relieve Lessee of any of its obligations hereunder or constitute a waiver by Lessor of compliance by Lessee with such obligations), Lessee may do so without violating this Lease and will have the option to replace such Unit on or prior to the expiration of the Basic Term or any Renewal Term with another Unit in accordance with and subject to the provisions hereof and of Section 11.2(i), 11.3 and 11.4(b) (and in any event shall effect such replacement prior to the time that such inconsistent term or condition results in a breach of any provision of this Lease) by delivering to Lessor, not less than 15 days prior to such replacement, a written notice stating that Lessee has exercised its option hereunder and advising Lessor of the date on which the Unit to be replaced will be so replaced and appropriately identifying the Unit to be replaced and the Replacement Unit; provided that if replacement is to be made pursuant to the foregoing clause (B), such notice shall be accompanied by an Officer's Certificate (executed by Lessee's President or any Vice President) stating that such replacement is required for valid business reasons arising in the ordinary course of Lessee's business as an operating lessor and briefly setting forth the reasons therefor; and provided further, that except for the replacement of a Unit resulting from the proposed sale of such Unit by Lessee to a sublessee of such Unit, Lessee may not, during the last five years of the Basic Term, any Fixed Rate Renewal Term or any Fair Market Renewal Term, replace a number of Units that exceeds 25% of the Units subject to this Lease (determined as of the close of business on the Subsequent Closing Date). In the event Lessee exercises its option pursuant to the foregoing clause (A) or (B), on the date specified for replacement in the notice delivered by Lessee in connection therewith, Lessee shall transfer title to the replacement Unit to Lessor, Lessor shall transfer title to the replaced Unit to Lessee, and Lessee and Lessor shall deliver to each other such documents and other instruments as are required by Section 11.4(b). Except in connection with an assignment pursuant to a transaction permitted by Section 6.8 of the Participation Agreement, no sublease entered into by Lessee hereunder shall relieve Lessee of any liability or obligation hereunder, which shall be and remain those of a principal and not a surety. Nothing in this Section 8.3 shall be deemed to constitute permission to any Person in possession of any Unit pursuant to any such sublease to take any action inconsistent with the terms and provisions of this Lease or any of the other Operative Agreements nor shall anything contained herein relieve Lessee of its obligations under clause (i) of
Section 6.2.

                  Section 8.4 Replacement for Valid Business Reasons. Provided Lessor shall not have declared the Lease to be in default (or the Lease shall not be deemed to have been declared in default) pursuant to Section 15.1 hereof, Lessee shall be entitled, without the prior approval of Lessor, when for valid business reasons (independent of events solely in Lessee's control) arising in the ordinary course of business, to replace any Unit with another Unit in accordance with the provisions hereof and of Section 11.2(i), 11.3 and 11.4(b) by delivering to Lessor, not less than 15 days prior to such replacement, a written notice stating that Lessee has exercised its option hereunder and advising Lessor of the date on which the Unit to be replaced and appropriately identifying the Unit to be replaced and the Replacement Unit will be so replaced; provided that, except for the replacement of a Unit resulting from the proposed sale of such Unit by Lessee, Lessee may not, during the last five years of the Basic Term, any Fixed Rate Renewal Term or any Fair Market Renewal Term, replace a number of Units that exceeds 25% of the Units subject to this Lease (determined as of the close of business on the Subsequent Closing
Date). Such notice shall be accompanied by an Officer's Certificate (executed by Lessee's President or any Vice President) stating that such replacement is required for valid business reasons arising in the ordinary course of Lessee's business and briefly setting forth the reasons therefor. On the date specified for replacement in the notice delivered by Lessee in connection therewith, Lessee shall transfer title to the replacement Unit to Lessor, Lessor shall transfer title to the replaced Unit to Lessee, and Lessee and Lessor shall deliver to each other such documents and other instruments as are required by
Section 11.4(b).

SECTION 9.        MODIFICATIONS.

                  Section 9.1 Required Modifications. In the event the AAR, the United States Department of Transportation, or any other United States, state or local governmental agency or any other applicable law or requirements of insurance policies maintained pursuant to Section 12 requires that any Unit be altered, replaced or modified (a "Required Modification"), Lessee agrees to make such Required Modification at its own expense; provided, however, that Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially interfere with the use, possession, operation or return of any Unit or materially adversely affect the rights or interests of Lessor and the Indenture Trustee in the Equipment or hereunder or otherwise expose Lessor, the Bank, the Indenture Trustee or any Participant to criminal liability, or material civil liability with respect to which Lessee is not required to indemnify Lessor, the Bank, the Indenture Trustee or any Participant pursuant to an Operative Agreement, or relieve Lessee of the obligation to return the Equipment in compliance with the provisions of
Section 6.2. Title to any Required Modification shall immediately vest in Lessor. Notwithstanding anything herein to the contrary, if Lessee determines in good faith that any Required Modification to a Unit would be economically impractical, in lieu of making the Required Modification as provided above, Lessee may provide written notice of such determination to Lessor and either (i) treat such Unit as if an Event of Loss had occurred as of the date of such written notice with respect to such Unit; provided that upon such occurrence Lessee shall have only the right to replace such Unit under the provisions of
Section 11.2(i), 11.3 and 11.4, or (ii) if such determination is made on or after the seventh anniversary of the Basic Term Commencement Date, either treat such Unit as provided in clause (i) above or treat such Unit as a Terminated Unit on the terms and conditions set forth in Section 10.1; provided that Lessee shall not discriminate against such Unit in making such determination of economic impracticality as compared with other equipment of the same type as such Unit which is owned or leased by Lessee.

                  Section 9.2 Optional Modifications. Lessee at any time may in its discretion and at its own cost and expense modify, alter or improve any Unit in a manner which is not required by Section 9.1 (a "Modification"); provided that no Modification shall diminish the fair market value, utility, estimated residual value or remaining useful life of such Unit below the value, utility, estimated residual value or remaining useful life thereof immediately prior to such Modification, other than in a de minimis manner, assuming such Unit was then at least in the condition required to be maintained by the terms of this Lease, or cause such Unit to become Limited Use Property. Title to any Non-Severable Modification shall be immediately vested in Lessor. Title to any Severable Modification shall remain with Lessee unless it is a Required Modification, in which case title shall vest in Lessor pursuant to Section 9.1. If Lessee, at its cost and expense, shall cause any Severable Modifications (which are not Required Modifications) to be made to any Unit, Lessee shall give written notice to Lessor briefly describing such Severable Modifications not less than 120 days prior to the return other than pursuant to Section 15.6 of such Unit to Lessor hereunder and Lessor shall have the right, upon 90 days prior written notice in the case of a return other than pursuant to Section 15.6, prior to the return of such Unit to Lessor hereunder, to purchase such Severable Modifications (other than Severable Modifications consisting of proprietary or communications equipment) at their then Fair Market Sales Value (taking into account their actual condition). If Lessor does not so elect to purchase such Severable Modifications, Lessee may remove such Severable Modifications at Lessee's cost and expense and, if requested (which request shall be made by not less than 90 days prior written notice in the case of a return other than pursuant to Section 15.6) by Lessor will so remove such Severable Modifications at Lessee's cost and expense.

         Section 9.3 Removal of Property; Replacements. Lessee may, in the ordinary course of maintenance or repair of any Unit, remove any item of property constituting a part of such Unit, and, unless the removal of such item is required by Section 9.1 hereof, Lessee shall replace such item as promptly as practicable with an item of property that is free and clear of all Liens (other than Permitted Liens) and in as good operating condition as, and with a value, utility, estimated residual value and remaining useful life at least equal to, the item of property being replaced, assuming that such replaced item was in the condition required to be maintained by the terms of this Lease. Any item of property removed from such Unit as provided in the preceding sentence shall remain the property of Lessor free and clear of all rights of Lessee until replaced in accordance with the terms of such sentence, but shall then, without further act, become the property of Lessee. Any such replacement property shall, without further act, become the property of Lessor and be deemed part of such Unit for all purposes hereof.

SECTION 10.       VOLUNTARY TERMINATION WITH RESPECT TO OBSOLETE OR SURPLUS
                  UNITS.

                  Section 10.1 Right of Termination. So long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have the right, at its option at any time or from time to time during the Basic Term on or after the seventh anniversary of the Basic Term Commencement Date, to terminate the Lease Term with respect to any or all of the Units (provided that, if such termination is for less than all Units in an Equipment Group, the determination as to which Units are subject to termination shall be made by Lessee on a random or other reasonable basis (including, without limitation, on the basis of Car Type) without discrimination based on maintenance status or operating condition of the Units in question) (the "Terminated Units") if Lessee determines in good faith (as evidenced by a certified copy of a resolution adopted by Lessee's Board of Directors and a certificate executed by the Chief Financial Officer of Lessee) either (a) that such Units have become obsolete or surplus to Lessee's requirements, or (b) in the circumstances described in clause (ii) of the last sentence of Section 9.1, that a Required Modification to such Units would be economically impractical. Lessee shall be entitled to exercise its termination rights under this Section 10.1 by delivering at least 120 days' prior notice to Lessor, the Indenture Trustee and the Pass Through Trustee (i) specifying a proposed date of termination for such Units (the "Termination Date"), which date shall, except as provided in the last sentence of Section 10.3, be a Rent Payment Date, any such termination to be effective on the Termination Date, and (ii) if some but less than all of the Units in an Equipment Group are designated as Terminated Units, describing the nondiscriminatory manner (including, without limitation, on the basis of Car
Type) in which Lessee proposes to determine which Units in that Equipment Group are to be Terminated Units. Except as expressly provided herein, there will be no conditions to Lessee's right to terminate this Lease with respect to the Terminated Units pursuant to this Section 10.1. So long as (A) Lessor shall not have given Lessee a notice of election to retain the Terminated Units in accordance with Section 10.3, or (B) notice of prepayment of the Equipment Notes shall not have been given pursuant to Section 2.10 of the Indenture, Lessee may withdraw the termination notice referred to above at any time up to sixty (60) days prior to the scheduled Termination Date, whereupon this Lease shall continue in full force and effect; provided that Lessee (1) may not exercise its right to withdraw such a termination notice more than once annually, and (2) may not withdraw any termination notice with respect to any Terminated Units after receipt by Lessee of a bid equal to or greater than the Termination Value with respect to such Terminated Units. Lessee agrees that if it withdraws a termination notice it will reimburse Lessor, Owner Participant and the Indenture Trustee for all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by any thereof in connection therewith.

                  Section 10.2 Sale of Equipment. During the period from the date of each notice given pursuant to Section 10.1 to the Termination Date, Lessee, as agent for Lessor and, except as provided in Section 10.3, at Lessee's sole cost and expense, shall use its reasonable best efforts to obtain bids from Persons other than Lessee or Affiliates thereof for the cash purchase of the Terminated Units, and Lessee shall promptly, and in any event at least five Business Days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of each such bid, the proposed date of such sale and the name and address of the party submitting such bid. Unless Lessor shall have elected to retain the Terminated Units in accordance with Section 10.3, on the Termination Date: (a) Lessee shall, subject to the prior or concurrent receipt (x) by Lessor of all amounts owing to Lessor pursuant to the next sentence, and (y) by the Persons entitled thereto of all unpaid Supplemental Rent due on or before the Termination Date, deliver the Terminated Units (excluding any optional Severable Modifications removed by Lessee pursuant to Section 9.2) to the bidder (which shall not be Lessee or any Affiliate thereof), if any, which shall have submitted the highest cash bid prior to such date (or to such other bidder as Lessee and Lessor shall agree), in the condition specified in Section 6.2 and (b) Lessor shall, without recourse or warranty (except as to the absence of any Lessor's Lien) simultaneously therewith transfer all of its right, title and interest in and to the Terminated Units to such bidder. The net proceeds of sale realized at such sale shall be paid to Lessor and, in addition, on the Termination Date, Lessee shall pay to Lessor,
(i) all unpaid Rent with respect to such Terminated Units due and payable on or prior to the Termination Date (exclusive of any in advance Basic Rent due on such date), (ii) the excess, if any, of (A) the Termination Value for the Terminated Units computed as of the Termination Date, over (B) the net cash sales proceeds (after the deduction of all reasonable costs and expenses (including reasonable legal fees and expenses) of Lessor, the Bank and Owner Participant in connection with such sale) of the Terminated Units, and (iii) an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Equipment Notes to be prepaid in accordance with Section 2.10(a) of the Indenture. If no sale shall have occurred, whether as a result of Lessee's failure to pay all of the amounts hereinabove required or otherwise, this Lease shall continue in full force and effect with respect to such Units, and Lessee agrees to reimburse Lessor, the Bank, Owner Participant and the Indenture Trustee for all reasonable costs and expenses (including reasonable legal fees and expenses) incurred by any thereof in connection therewith; provided that if such sale shall not have occurred solely because of Lessee's failure to pay the amounts hereinabove required, Lessee shall have no further right to terminate this Lease with respect to such Units. Lessee, in acting as agent for Lessor, shall have no liability to Lessor for failure to obtain the best price, shall act in its sole discretion and shall be under no duty to solicit bids publicly or in any particular market. Lessee's sole interest in acting as agent shall be to use its reasonable best efforts to sell the Units at the highest price then obtainable consistent with the terms of this Lease.

                  Section 10.3 Retention of Equipment by Lessor. Notwithstanding the provisions of Sections 10.1 and 10.2, Lessor may irrevocably elect by written notice to Lessee, no later than 60 days after receipt of Lessee's notice of termination, not to sell the Terminated Units on the Termination Date, whereupon Lessee shall (a) deliver the Terminated Units to Lessor in the same manner and condition as if delivery were made to Lessor pursuant to Section 6, treating the Termination Date as the termination date of the Lease Term with respect to the Terminated Units, and (b) pay to Lessor, or to the Persons entitled thereto, all Basic Rent and all

Supplemental Rent due and owing on the Termination Date and unpaid (exclusive of any in advance Basic Rent due on such date but inclusive of any Supplemental Rent measured by the Make-Whole Amount). If Lessor elects not to sell the Terminated Units as provided in this Section 10.3, then Lessor shall pay, or cause to be paid, to the Indenture Trustee in funds of the type and in an amount equal to the outstanding principal amount of the Equipment Notes issued in respect of such Terminated Units and all accrued and unpaid interest to the date of prepayment of such Equipment Notes on such Termination Date and an amount equal to the Make-Whole Amount, if any, in respect of the principal amount of the Equipment Notes to be prepaid without in any manner relieving Lessee of its obligation to pay any such amount pursuant to the preceding sentence; provided that unless Lessor shall have paid all such amounts to the Indenture Trustee on the Termination Date, this Lease shall continue in full force and effect with respect to such Terminated Units. If Lessee shall have complied with its obligations under this Section 10.3 and Lessor shall fail to pay the amounts required pursuant to this Section 10.3 and as a result thereof this Lease shall not be terminated with respect to the Terminated Units on the proposed Termination Date, Lessor shall (x) thereafter no longer be entitled to exercise its election to retain such Terminated Units, and (y) reimburse Lessee for any expenses (including reasonable legal fees and expenses) incurred by it in attempting to sell the Terminated Units pursuant to Section 10.2 immediately prior to Lessor's exercise of such preemptive election, and Lessee may at its option at any time thereafter prior to the immediately following Rent Payment Date submit a new termination notice pursuant to Section 10.1 with respect to such Terminated Units specifying a proposed Termination Date occurring on a Determination Date that is not less than 25 days after the date of such notice; provided that for purposes of determining the amount to be paid by Lessee pursuant to Section 10.2, the Termination Date shall be deemed to be the Termination Date on which Lessor failed to make the payments provided in this
Section 10.3.

                  Section 10.4 Termination of Lease. In the event of either (a) any sale of Terminated Units and receipt by Lessor and the Indenture Trustee of all of the amounts provided in Section 10.2 or (b) retention of the Equipment and payment in full by Lessor of all amounts required to be paid pursuant to
Section 10.3, and upon compliance by Lessee with the other provisions of this
Section 10, the obligation of Lessee to pay Basic Rent hereunder for such Terminated Units shall cease and the Lease Term for such Terminated Units shall end. Upon the payment of all amounts required to be paid in respect of any Terminated Unit or Units as contemplated by clause (a) of the preceding sentence, Lessor will convey to the purchaser thereof all right, title and interest of Lessor in and to such Terminated Unit or Units, "as is", "where is", without recourse or warranty, except for a warranty against Lessor's Liens, and shall execute and deliver to the purchaser thereof such bills of sale and other documents and instruments as the purchaser thereof may reasonably request to evidence such conveyance.

SECTION 11.       LOSS, DESTRUCTION OR REQUISITION.

                  Section 11.1 Event of Loss. In the event that any Unit shall
(a) suffer damage or contamination which, in Lessee's reasonable judgment (as evidenced by an Officer's Certificate to such effect), makes repair uneconomic or renders such Unit unfit for commercial use, (b) suffer destruction, or shall suffer theft or disappearance for a period exceeding 12 months, (c) in the case of any Unit not manufactured by the Manufacturer, such Unit shall be permanently returned to the manufacturer pursuant to any patent indemnity provisions, (d) have title thereto taken or appropriated by any governmental authority, agency or instrumentality under the power of eminent domain or otherwise, (e) suffer an actual or constructive total loss, (f) in the normal course of interstate rail transportation, have been prohibited from being used for a continuous period in excess of six months as a result of any rule, regulation, order promulgated, or any other action taken, by the United States government or any agency or instrumentality thereof, (g) be subject to a sublease with any Person which operates primarily outside the United States and shall not be returned to Lessee within 60 days of a demand by Lessee for return of such Unit following the termination or other expiration of the term of such sublease, or (h) be taken or requisitioned for use by any governmental authority of the United States, Canada or Mexico or any agency or instrumentality thereof under the power of eminent domain or otherwise, and such taking or requisition is for a period that exceeds the remaining Basic Term or any Renewal Term then in effect (unless such taking or requisition is by Mexico or any governmental authority, agency or instrumentality thereof, in which case such period shall be the lesser of the period as aforesaid or 365 days) (any such occurrence being hereinafter called an "Event of Loss"), Lessee, in accordance with the terms of Section 11.2, shall promptly and fully inform Lessor and the Indenture Trustee of such Event of Loss; provided, however, that if any Unit shall suffer a theft or disappearance as described in clause (b) above for a period exceeding 6 months, Lessee shall use its reasonable best efforts to inform Lessor and the Indenture Trustee of such theft or disappearance as an Event of Loss once it has knowledge thereof, regardless of whether the 12-month period referred to in said clause (b) has run.

                  Section 11.2 Replacement or Payment upon Event of Loss. Lessee shall report, by written notice to Lessor given (a) on the date that is 60 days prior to each Rent Payment Date, or (b) promptly, but in no event later than 30 days, after the date on which a Responsible Officer of Lessee shall have obtained actual knowledge that since the end of the last period for which a report was delivered to Lessor under this Section 11.2 ten or more Units have suffered an Event of Loss (a "Multiple Loss"), any and all occurrences of an Event of Loss and shall in such written notice notify Lessor of its election to perform one of the following options with respect to each such Unit:

                  (i) on the Rent Payment Date immediately following delivery of the foregoing notice (or, in the case of a Multiple Loss, on the first Business Day succeeding the 60th day following the date on which Lessee is required to report such Multiple Loss pursuant to this Section 11.2), Lessee shall comply with Section 11.4 and shall convey or cause to be conveyed to Lessor a Replacement Unit to be leased to Lessee hereunder, such Replacement Unit to be of the same Equipment Group, the same or later year of manufacture of the Unit replaced and free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessees, and in clauses (iii), (iv),
         (vi) and (vii) of the definition thereof) and to have a Fair Market Sales Value, utility, remaining useful life, estimated residual value and condition at least equal to the Unit so replaced (assuming such Unit was at least in the condition required to be maintained by the terms of this Lease), and Lessee shall identify in a written notice to Lessor the Units to be replaced and the Replacement Units; provided that if at the time of such replacement, only railcars (x) of a later year of manufacture or (y) with a greater Fair Market Sales Value than the replaced Units are available as Replacement Units, Lessee shall convey such Replacement Units to Lessor as set forth above but Lessee may, at a later date, replace such Replacement Units with other Units of the same Equipment Group that are closer in age or Fair Market Sales Value to the original replaced Units and which have a utility, remaining useful life, estimated residual value and condition at least equal to such Replacement Units; provided further that (a) a Replacement Unit may only be replaced with another Unit on one occasion, (b) any substitution of a Unit for a Replacement Unit must occur within 18 months of the date on which such Replacement Unit was conveyed to Lessor and (c) except in the event a purchase option has been exercised by Lessee pursuant to Section 22 with respect to such Replacement Unit, no Replacement Unit may be replaced with another Unit within three years of the Basic Term Expiration Date or during the last three years of any Renewal Term; provided further that if Lessee shall either fail to elect an option under clause (i) or (ii) of this Section
         11.2 by the applicable date, or timely elects the option under this clause (i) but shall fail to perform its obligation to effect such replacement under this paragraph (i) on a timely basis, then (except in the case of a failure to perform an election to replace pursuant to
         Section 8.1(b), Section 8.3 or Section 9.1) Lessee shall immediately give Lessor, the Indenture Trustee and the Pass Through Trustee notice of such failure and Lessee shall pay to Lessor on such Rent Payment Date (or, in the case of a Multiple Loss, on the first Business Day succeeding the 60th day following the date on which Lessee is required to report such loss pursuant to this Section 11.2) or in the case of Supplemental Rent, to the Person entitled thereto, the amounts specified in clause (ii) below; provided further that Lessee shall have no right to elect replacement under this clause (i) if at the time Lessee delivers the notice described in the first sentence of this
         Section 11.2, a Lease Event of Default or a Lease Default described in
         Section 14(a), Section 14(g) or Section 14(h) shall have occurred and be continuing; and provided further that the Lessee may substitute fewer or more Replacement Units than the number of Units which have suffered an Event of Loss so long as (A) such Replacement Unit(s) have in the aggregate a Fair Market Sales Value, utility, remaining economic useful life, estimated residual value and condition at least equal to the aggregate Fair Market Sales Value, utility, remaining economic useful life, estimated residual value and condition of the Unit(s) so replaced (assuming such Unit(s) were in at least the condition required to be maintained by the terms of this Lease), (B) each such Replacement Unit has a utility and condition not materially worse than that of each of the Units so replaced, (C) each such Replacement Unit has an estimated residual value as of the end of the Lease Term (determined at the date of such replacement) of at least 20% (without giving effect to inflation or deflation) of the Fair Market Sales Value of such Replacement Unit as of the date of such replacement and an estimated economic useful life at the end of the Lease Term (determined at the date of such replacement) of at least 20% of the economic useful life of such Replacement Unit as of the date on such replacement, and (D) such Replacement Unit(s) otherwise meet the requirements of this paragraph (i); and provided further, that if Lessee substitutes fewer or more Replacement Units than the number of Units which have suffered an Event of Loss, then the Basic Rent, Stipulated Loss Value, Termination Value, Early Purchase Price, Basic Term Purchase Price and Outside Date Purchase Price of each Replacement Unit so substituted shall be equal to the following amount: the Basic Rent, Stipulated Loss Value, Termination Value, Early Purchase Price, Basic Term Purchase Price and Outside Date Purchase Price, as applicable, with respect to the Units which have suffered an Event of Loss, taken as a whole, multiplied by a fraction, the numerator of which is the Fair Market Sales Value as of the date of replacement of the particular Replacement Unit and the denominator of which is the Fair Market Sales Value as of the date of replacement of all the Replacements Units taken as a whole; or

                  (ii) on the Rent Payment Date immediately following the delivery of the notice described in the first sentence of this Section 11.2, Lessee shall pay or cause to be paid to Lessor (or in the case of Supplemental Rent, to the Person entitled thereto) in funds of the type specified in Section 3.6, an amount equal to (A) the Stipulated Loss Value of each such Unit suffering an Event of Loss or deemed Event of Loss determined as of such Rent Payment Date, (B) all Basic Rent payable on such date in respect of such Unit (exclusive of any in advance Basic Rent due on such date), and (C) all other Rent then due and payable hereunder with respect to such Unit, it being understood that until such Stipulated Loss Value and other sums are paid, there shall be no abatement or reduction of Basic Rent; provided, however, that in the event of a Multiple Loss, in lieu of the amounts otherwise required to be paid in respect of each such Unit as provided above, Lessee shall pay or cause to be paid on the first Business Day succeeding the 60th day following the date on which Lessee is required to report such loss pursuant to this Section 11.2 (the "Multiple Loss Payment Date"), (A) an amount equal to the Stipulated Loss Value of each such Unit determined as of (i) the second day of the month in which the Multiple Loss Payment Date occurs or (ii) the second day of the immediately preceding month if the Multiple Loss Payment Date is the first day of a month (the second day of any such month a "Multiple Loss Determination Date"), (B) an amount of accrued and unpaid Basic Rent, if any, in respect of each such Unit equal to the product of (x) the daily equivalent of the amount of Basic Rent scheduled to be paid with respect to each such Unit on the Rent Payment Date next succeeding such Multiple Loss

         Determination Date and (y) the number of days from and including such Multiple Loss Determination Date to but excluding the Multiple Loss Payment Date (but in no event less than the amount of accrued and unpaid interest, if any, in respect of the principal amount of Equipment Notes to be prepaid as a result of such Multiple Loss) and
         (C) all other Rent then due and payable hereunder, it being understood that until such Stipulated Loss Value and other sums are paid, there shall be no abatement or reduction of Basic Rent; provided, further, that if Lessee elects the option under this clause (ii), it shall notify the Lessor, the Indenture Trustee and the Pass Through Trustee thereof at least 20 days prior to the date such payment is to be made, which election shall be irrevocable on the 15th day prior to the date payment is required hereunder.

                  Section 11.3 Rent Termination. Upon the replacement of any Unit or Units in compliance with Section 11.2(i) (but only as to replaced Units and not any Replacement Unit) or upon the payment of all sums required to be paid pursuant to Section 11.2 in respect of any Unit or Units, the Lease Term with respect to such Unit or Units and the obligation to pay Basic Rent for such Unit or Units accruing subsequent to the date of payment of Stipulated Loss Value or date of conveyance of such Replacement Unit or Units shall terminate; provided that Lessee shall be obligated to pay all Rent in respect of such Unit or Units which is payable under Section 11.2 with respect to such payment of Stipulated Loss Value or such replacement of such Unit or Units and in respect of all other Units then continuing to remain subject to this Lease; provided further that it is understood and agreed that, in the event of a replacement in compliance with Section 11.2(i), the Rent paid with respect thereto on the Rent Payment Date next following the conveyance of the Replacement Unit or Units shall be deemed paid in respect of, and allocated between, both the Replacement Unit or Units and the original Unit or Units it or they replaced.

                  Section 11.4 Disposition of Equipment; Replacement of Unit.
(a) Upon the payment of all sums required to be paid pursuant to Section 11.2 in respect of any Unit or Units, Lessor will convey to Lessee or its designee all right, title and interest of Lessor in and to such Unit or Units, "as is", "where is", without recourse or warranty, except for a warranty against Lessor's Liens, and shall execute and deliver to Lessee or its designee such bills of sale and other documents and instruments as Lessee or its designee may reasonably request to evidence such conveyance. As to each separate Unit so disposed of, so long as no Lease Event of Default shall have occurred and be continuing, Lessee or its designee shall be entitled to any amounts arising from such disposition, plus any awards, insurance or other proceeds and damages received by Lessee, Lessor or the Indenture Trustee by reason of such Event of Loss after having paid the Stipulated Loss Value attributable thereto.

                  (b) At the time of or prior to any replacement of any Unit, Lessee, at its own expense, will (i) furnish Lessor with a Bill of Sale with respect to the Replacement Unit substantially in the form delivered pursuant to
Section 4.1(g) of the Participation Agreement, (ii) cause a Lease Supplement substantially in the form of Exhibit A hereto, subjecting such

Replacement Unit to this Lease, and duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation as required in Section 16.1, (iii) so long as the Indenture shall not have been satisfied and discharged, cause an Indenture Supplement substantially in the form of Exhibit A to the Indenture for such Replacement Unit, to be delivered to Lessor and to the Indenture Trustee for execution and, upon such execution, to be filed for recordation as required in Section 16.1, (iv) furnish Lessor with an opinion of Lessee's counsel (which may be Lessee's General Counsel or Assistant General Counsel), to the effect that (A) the Bill of Sale referred to in clause (i) above constitutes an effective instrument for the conveyance of title to the Replacement Unit to Lessor, (B) legal and beneficial title to the Replacement Unit has been delivered to Lessor, free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessees, and in clauses (iii), (iv), (v) and (vi) of the definition thereof), and (C) all filings and recordings and other action necessary or appropriate to protect the respective interests of Lessor and the Indenture Trustee in the Replacement Units (to the extent required by the provisions of this Lease) have been accomplished, (v) furnish Lessor with an engineer's certificate (which may be from an employee of Lessee) in form and substance reasonably satisfactory to the Owner Participant certifying as to the value, utility, remaining useful life and condition required under clause (i) of Section 11.2 and stating that the Replacement Unit has an estimated residual value which is not less than the estimated residual value of the Unit being replaced, (vi) furnish to Lessor and the Indenture Trustee an Officer's Certificate certifying that the Replacement Unit is free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to sublessees, and in clauses (iii), (iv),
(v) and (vi) of the definition thereof), (vii) furnish to Owner Participant an agreement to indemnify Owner Participant against any adverse tax consequences suffered as a result of such replacement, and (viii) furnish such other documents and evidence as Owner Participant, Lessor, the Bank or the Indenture Trustee, or their respective counsel, may reasonably request in order to establish the consummation of the transactions contemplated by this Section
11.4. In addition, in connection with any substitution pursuant to this Section 11.4, and in addition to the Lessee's obligation to indemnify the Owner Participant as set forth in the Tax Indemnity Agreement, Lessee shall elect, in its sole discretion, (i) to furnish a tax opinion from Neal, Gerber & Eisenberg or other independent tax counsel reasonably acceptable to Owner Participant to the effect that Owner Participant has a reasonable basis, within the meaning of
Section 6662(d)(2)(B)(ii) of the Code, for the opinion that Owner Participant will not be required to recognize gain or loss for Federal income tax purposes with respect to such replacement or (ii) promptly following receipt of written notice from Owner Participant that Owner Participant has filed its Federal income tax returns wherein such gain or loss is required to recognized, to make an indemnity payment to Owner Participant in the incremental amount of such adverse tax consequence (on a net after-tax basis) attributable to the conveyance of such Replacement Unit. For all purposes hereof, upon passage of title thereto to Lessor, the Replacement Unit shall be deemed part of the property leased hereunder and the Replacement Unit shall be deemed a "Unit" of Equipment as defined herein. Upon such passage of title, Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all of Lessor's right, title and interest in and to the replaced Unit (and shall execute and deliver to

Lessee or its designee such bills of sale and other documents and instruments as Lessee may reasonably request to evidence such conveyance), and upon such transfer, Lessor will request in writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such replaced Unit from the lien of the Indenture. Lessee shall pay all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Lessor, the Bank, Owner Participant and the Indenture Trustee in connection with any replacement pursuant to this Section 11.4.

                  Section 11.5 Eminent Domain. In the event that during the Lease Term the use of any Unit is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, all of Lessee's obligations under the Operative Agreements, including without limitation, Lessee's obligation to pay all installments of Basic Rent and Supplemental Rent, shall continue for the duration of such requisitioning or taking. All sums payable for any such period by such governmental authority as compensation for the requisitioning or taking of possession shall be divided between Lessor and Lessee as their respective interests may appear. Any amount referred to in this Section 11.5, 11.4(a) or 12 which is payable to Lessee shall not be paid to Lessee, or if it has been previously paid directly to Lessee, shall not be retained by Lessee, if at the time of such payment a Lease Default under Section 14(g) or Section 14(h) or a Lease Event of Default shall have occurred and be continuing, but shall be paid to and held by Lessor pursuant to Section 24, or if the Indenture shall not then have been discharged pursuant to its terms, to the Indenture Trustee, as security for the obligations of Lessee under this Lease, and at such time as there shall not be continuing any such Lease Default or Lease Event of Default, such amount shall be paid to Lessee.

SECTION 12.       INSURANCE.

                  Section 12.1 Physical Damage and Public Liability Insurance. Lessee will at all times after delivery and acceptance of each Unit and until such Unit is returned to Lessor, at its own expense, keep such Unit or cause such Unit to be kept insured by a reputable insurance company or companies, in amounts and against risks and with deductibles and terms and conditions not less than the insurance, if any, maintained by Lessee with respect to similar equipment which it owns or leases, but in no event shall such coverage be for amounts or against risks less than the prudent industry standard for companies engaged in full service leasing of tank and hopper railcars. Without limiting the foregoing, Lessee will in any event:

                  (a) (i) for so long as a Lease Event of Default shall have occurred and be continuing, or (ii) if required by the Letter Agreement dated as of the Closing between Lessee and the Owner Participant (in the circumstances set forth therein), keep each Unit insured against physical damage in an amount not less than the Stipulated Loss Value attributable thereto as shown on
Schedule 4 to the Participation Agreement, subject to a limit of not less than $10 million per occurrence (except for a $10 million annual aggregate for flood and earth movement); provided that such coverage may provide for deductible amounts or self-insured retention of not more than $1,000,000 per occurrence; and

                  (b) maintain public liability insurance naming Owner Participant, Lessor, as lessor of the Equipment and the Bank in its individual capacity, and the Indenture Trustee as additional insureds (but only with respect to liability arising out of or related to the Operative Agreements and the Equipment) against bodily injury, death or property damage arising out of the use or operation of the Equipment with general and excess liability limits of not less than $100,000,000 per occurrence and annually in the aggregate; provided that such coverage may provide for deductible amounts or self-insured retention not exceeding $25,000,000.

                  It is understood and agreed that the insurance required hereunder may be part of a group-wide insurance program, including risk-retention and self-insurance. Any policy of insurance maintained in accordance with this Section 12.1 and any policy purchased in substitution or replacement for any of such policies shall provide that if any such insurance is cancelled or terminated, for any reason whatever (other than upon normal policy expiration or non-payment of premiums), Lessor, the Indenture Trustee and Owner Participant shall receive 30 days' prior written notice of such cancellation or termination and shall further provide that if any such insurance is cancelled or terminated for non-payment of premiums, the Indenture Trustee and Owner Participant shall receive 10 days' prior written notice of such cancellation or termination.

                  Section 12.2 Physical Damage Insurance. (a) The insurance maintained pursuant to Section 12.1(a) shall provide that (i) so long as the Equipment Notes remain outstanding, the proceeds up to the Stipulated Loss Value for any loss or damage to any Unit shall be paid to the Indenture Trustee under a standard mortgage loss payable clause, and thereafter to Lessor and (ii) so long as no Lease Event of Default shall have occurred and be continuing, Lessee will be entitled, at its own expense, to make all proofs of loss and take all other steps necessary to collect the proceeds of such insurance.

                  (b) The entire proceeds of any property insurance or third party payments for damage to any Unit received by Lessor or the Indenture Trustee shall be held by such party until, with respect to such Unit, the repairs referred to in clause (i) below are made as specified therein or payment of the Stipulated Loss Value is made, and such entire proceeds will be paid, so long as no Lease Event of Default shall have occurred and be continuing, either:

                  (i) to Lessee promptly following receipt by the Indenture Trustee or Lessor, as the case may be, of a written application signed by Lessee for payment to Lessee for repairing or restoring the Units which have been damaged so long as (1) Lessee shall have complied with the applicable provisions of the Lease, and (2) Lessee shall have certified that any damage to such Units shall have been fully repaired or restored; or

                  (ii) if this Lease is terminated with respect to such Unit because of an Event of Loss and Lessee has paid the Stipulated Loss Value due as a result thereof, such proceeds shall promptly paid over to, or retained by, Lessee.

                  Section 12.3 Public Liability Insurance. (a) The public liability insurance referred to in paragraph 12.1(b) shall (i) provide that inasmuch as such policies cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability and liability for premiums, commissions, assessments or calls (which shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy or policies covering each insured, (ii) provide that, as a result of Lessee's waiver of subrogation contained in Section 12.3(d), the insurers shall have no rights of subrogation against Owner Participant, Lessor, as lessor of the Equipment or to the Bank in its individual capacity, and the Indenture Trustee, (iii) provide that neither Owner Participant, Lessor, as lessor of the Equipment, the Bank in its individual capacity, or the Indenture Trustee shall have any responsibility for any insurance premiums, whether for coverage before or after cancellation or termination of any such policies as to Lessee and (iv) be primary without contribution from any similar insurance maintained by Owner Participant, Lessor, the Bank or the Indenture Trustee.

                  (b) Lessee shall use its reasonable best efforts to obtain public liability insurance policies stipulating that coverage thereunder will not be invalidated (as to Owner Participant, Lessor, as lessor of the Equipment, the Bank in its individual capacity, and the Indenture Trustee) due to any action or inaction of Lessee or any other Person (other than Owner Participant, Lessor or the Indenture Trustee, but only in respect of their respective coverages), but shall be under no obligation to obtain such policies containing such stipulations if they are not available to Lessee at commercially reasonable rates in the markets in which Lessee has then placed its insurance program.

                  (c) In the event any public liability insurance policy or coverage thereunder which are required to be maintained under Section 12.1(b) shall not be available to Lessee in the commercial insurance market on commercially reasonable terms, Lessor shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available upon application therefore as set forth herein. Lessee shall make written request for any such waiver in writing, accompanied by written reports prepared, at Lessee's option, either by (i) one independent insurance advisor chosen by Lessee and Lessor or (ii) three independent insurance advisors, one chosen by Lessor, one chosen by Lessee and one chosen by the other two advisors (one of which may be the regular insurance broker or brokers of Lessee), in either case, such independent insurance advisors being of recognized national standing. The fees and expenses of all such advisors shall be paid by Lessee. The written reports required hereunder shall (x) state that such insurance (or the required coverage thereunder) is not reasonably available to Lessee at commercially reasonable premiums in the commercial insurance markets within which Lessee normally purchases its insurance from insurers, acceptable to Lessee, with a Best's rating of A- or better for railcars of similar type and capacity and (y) explain in detail the basis for such conclusions. Upon the granting of any such waiver, Lessee shall within 15 days thereafter certify to Lessor in writing the cost (on a fleet-wide basis) of liability insurance premiums for the coverage required by Section 12.1(b) for the immediately preceding fiscal year; and in the event that any such certificate is not received by Lessor within such 15 day period, any such waiver shall be deemed revoked. At any time after the granting of such waiver, but not more often than once a year, Lessor may make a written request for a supplemental report (in form reasonably acceptable to Lessor) from such insurance advisor(s) updating the prior report and reaffirming the conclusions set forth therein. Lessee shall provide any such required supplemental report within 60 days after receipt of the written request therefor. Any such waiver shall be effective for only as long as such insurance is not reasonably available to Lessee in the commercial markets in which Lessee normally purchases its insurance at commercially reasonable rates, it being understood that the failure of Lessee to furnish timely any such supplemental report shall be conclusive evidence that such condition no longer exists. If such supplemental report shows that such coverage is available, Lessee shall within 90 days of such report obtain such insurance coverage. During any period with respect to which such waiver has been granted and remains in effect under this Section 12.3(c), Lessee shall obtain public liability insurance as set forth in Section 12.1(b) from such carriers, in such amounts and with coverage limits and deductibles as is prudent under the circumstances, but in any event in an amount that may be purchased for a premium equal to 110% of Lessee's cost (on a fleet-wide basis) of public liability insurance premiums for the coverage required by Section 12.1(b) for the fiscal year immediately preceding the fiscal year in which such waiver first was granted.

                  (d) Lessee hereby waives (on behalf of itself and its insurers) all of Lessee's and Lessee's insurers' rights of subrogation against the Owner Participant, Lessor, as lessor of the Equipment, and the Bank in its individual capacity, and the Indenture Trustee with respect to all matters relating to or arising out of the Units, the Operative Documents or the transactions contemplated thereby.

                  Section 12.4 Certificate of Insurance. Lessee shall, prior to the Initial Closing Date and the Subsequent Closing Date and when the renewal certificate referred to below is sent (but in any event not less than annually), furnish Lessor, the Indenture Trustee and the Owner Participant with a certificate signed by the insurer or an independent insurance broker showing the insurance then maintained by Lessee pursuant to Section 12.1 and, with respect to any renewal policy or policies, furnish certificates or binders evidencing such renewal as soon as practicable, but in no event later than 30 days after the earlier of the date such renewal is effected or the expiration date of the original policy or policies. Simultaneously, with the furnishing of such certificate, Lessee will provide appropriate evidence, reasonably satisfactory to Lessor and the Indenture Trustee, that all premiums due on such insurance have been paid.

                  Section 12.5 Additional Insurance. In the event that Lessee shall fail to maintain insurance as provided in Section 12.1 or, if applicable,
Section 12.3, Lessor may at its option, upon prior written notice to Lessee, provide such insurance and, in such event, Lessee shall, upon demand from time to time reimburse Lessor for the cost thereof together with interest from the date of payment thereof at the Late Rate, on the amount of the cost to Lessor of such insurance which Lessee shall have failed to maintain. If after Lessor has provided such insurance, Lessee then obtains the coverage provided for in
Section 12.1 which was replaced by the insurance provided by Lessor, and Lessee provides Lessor with evidence of such coverage reasonably satisfactory to Lessor, Lessor shall cancel the insurance it has provided pursuant to the first sentence of this Section 12.5. In such event, Lessee shall reimburse Lessor for all costs to Lessor of cancellation, including without limitation any short rate penalty, together with interest from the date of Lessor's payment thereof at the Late Rate. In addition, at any time Lessor (either directly or in the name of Owner Participant) may at its own expense carry insurance with respect to its interest in the Units, provided that such insurance does not interfere with Lessee's ability to insure the Equipment as required by this Section 12 or adversely affect Lessee's insurance or the cost thereof, it being understood that all salvage rights to each Unit shall remain with Lessee's insurers at all times. Any insurance payments received from policies maintained by Lessor pursuant to the previous sentence shall be retained by Lessor without reducing or otherwise affecting Lessee's obligations hereunder, other than with respect to Unit(s) with respect to which such payments have been made.

                  Section 12.6 Pollution Coverage. The public liability insurance policies that are maintained pursuant to Section 12.1 on the date hereof include coverage for pollution incidents (other than as may occur on property owned, leased, controlled or occupied by Lessee) of a sudden and accidental nature, including, without limiting the generality of the foregoing, collision and overturn of railcars arising out of the use or operation of the Units; provided however, that such insurance shall cover third-party bodily injury and property damage claims and shall not cover property owned, leased or occupied by Lessee. The coverage under such insurance shall be maintained as long as it remains available on commercially reasonable terms under such public liability insurance policy as determined in a manner consistent with Section 12.3(c).

SECTION 13.       REPORTS; INSPECTION.

                  Section 13.1 Duty of Lessee to Furnish. On or before May 31, 1998, and on or before each May 31 thereafter during the Basic Term and each Renewal Term, Lessee will furnish to Lessor, Owner Participant and the Indenture Trustee an accurate statement, as of the preceding December 31, (a) showing the amount, description and reporting marks of the Units then leased hereunder, the amount, description and reporting marks of all Units that may have suffered an Event of Loss during the 12 months ended on such December 31 (or since the Initial Closing Date, in the case of the first such statement), and such other information regarding the condition or repair of the Equipment as Lessor may reasonably request, (b) stating that, in the case of all Equipment repainted during the period covered by such statement, the reporting mark required by Section 4.2 hereof shall have been preserved or replaced, and (c) showing the percentage of use in both Canada and Mexico based on the total mileage travelled by all railcars in Lessee's fleet for the prior calendar year as reported to Lessee by railroads, and stating that Lessee is not aware of any condition of any Unit which would cause such Unit not to comply in any material respect with the rules and regulations of the FRA and the Interchange Rules as they apply to the maintenance and operation of the Equipment in interchange.

                  Section 13.2 Lessor's Inspection Rights. Lessor, Owner Participant and the Indenture Trustee each shall have the right, but not the obligation, at their respective sole cost, expense and risk (including, without limitation, the risk of bodily injury or death), by their respective authorized representatives, to inspect the Equipment and Lessee's maintenance records with respect to the Equipment (consisting of maintenance logs and records, and sublessee identity and location). All inspections shall be conducted during Lessee's normal business hours and upon reasonable prior notice to Lessee. Lessee shall not be liable for any injury to, or the death of, any Person exercising, either on behalf of Lessor, any Owner Participant, the Indenture Trustee or any prospective user, the rights of inspection granted under this
Section 13.2 unless caused by Lessee's gross negligence or wilful misconduct. No inspection pursuant to this Section 13.2 shall interfere with the use, operation or maintenance of the Equipment or the normal conduct of Lessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. Upon request by Lessor, which request shall not be made more than once in any calendar year (unless an Event of Default shall have occurred and be continuing in which case at any reasonable time), Lessee, upon three Business Days' prior notice from Lessor, will provide Lessor with reasonable access at Lessee's office where such information is located to information regarding the Person in possession of any or all Units as specified in such request; provided that, prior to providing Lessor with access to such information, Lessee and Lessor shall have executed a confidentiality agreement in form and substance reasonably satisfactory to Lessee with respect to such information.

SECTION 14.       LEASE EVENTS OF DEFAULT.

                  The following events shall constitute Lease Events of Default hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Lease Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

                  (a) Lessee shall fail to make any payment of Basic Rent, Supplemental Rent in respect of Make-Whole Amounts, Early Purchase Price, Basic Term Purchase Price or any other purchase price to be paid by Lessee for any Units pursuant to this Lease or the

Participation Agreement, Stipulated Loss Value or Termination Value within 10 Business Days after the same shall have become due; or

                  (b) Lessee shall fail to make any payment of Supplemental Rent, including indemnity or tax indemnity payments, but not including Stipulated Loss Value, Early Purchase Price, Basic Term Purchase Price or any other purchase price to be paid by Lessee for any Units pursuant to this Lease or the Participation Agreement, Termination Value, Supplemental Rent in respect of Make-Whole Amount, after the same shall have become due and such failure shall continue unremedied for 10 Business Days after receipt by Lessee of demand therefor from Lessor, the Owner Participant or the Indenture Trustee; or

                  (c) Lessee shall fail to maintain in effect the insurance required by Section 12 and such failure shall not have been waived as provided for therein; or

                  (d) Lessee shall make or permit any possession of the Equipment or any portion thereof not permitted by this Lease; provided that such unauthorized possession shall not constitute a Lease Event of Default for a period of 45 days after the occurrence thereof, or Lessee shall make or permit any unauthorized assignment or transfer of this Lease in violation of Section 18.2; or

                  (e) Lessee shall fail to observe or perform any of the covenants or agreements to be observed or performed by Lessee in Section 6.8 of the Participation Agreement, and such failure shall continue unremedied for 30 days; or

                  (f) any representation or warranty made by Lessee in any Lessee Agreement (other than the Tax Indemnity Agreement) is untrue or incorrect in any material respect as of the date of making thereof and such untruth or incorrectness shall continue to be material and unremedied for a period of 30 days after receipt by Lessee of written notice thereof from Lessor or the Indenture Trustee; provided that, if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute a Lease Event of Default hereunder for a period of 60 days after receipt of such notice so long as Lessee is diligently proceeding to remedy such untruth or incorrectness and shall in fact remedy such untruth or incorrectness within such period; provided that such untrue or incorrect representation or warranty shall be deemed to be remedied only after all adverse consequences thereof, if any, have been remedied; or

                  (g) Lessee shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) admit in writing its inability to pay its debts generally as they come due, or (iv) make a general assignment for the benefit of creditors, or (v) take any corporate action to authorize any of the foregoing; or

                  (h) an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

                  (i) Lessee shall fail to observe or perform any other of the covenants or agreements to be observed or performed by Lessee under any Lessee Agreement (other than the Tax Indemnity Agreement) and such failure shall continue unremedied for 30 days after notice from Lessor, Owner Participant or the Indenture Trustee to Lessee, specifying the failure and demanding the same to be remedied; provided that, if such failure is capable of being remedied, and the remedy requires an action other than, or in addition to, the payment of money, no such failure (other than one relating to the payment of such money) shall constitute a Lease Event of Default hereunder for a period of 90 days after receipt of such notice so long as Lessee is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period; or

                  (j) Lessee shall have given notice of its intention to retain any Units at the end of the Basic Term or any Renewal Term and, prior to the last day of the Basic Term or such Renewal Term, as the case may be, Lessee shall not have notified Lessor of its election to purchase or continue leasing such Unit;

provided that, notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant or agreement herein shall not constitute a Lease Event of Default if such failure is caused solely by reason of an event referred to in the definition of "Event of Loss" so long as Lessee is continuing to comply with the applicable terms of Section 11.

SECTION 15.       REMEDIES.

                  Section 15.1 Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (except that this Lease shall, without any action on the part of Lessor, be automatically deemed to have been declared in default upon the occurrence of a Lease Event of Default described in Section 14(g) or (h)); and at any time thereafter, unless Lessee shall have remedied all outstanding Lease Events of Default prior to the commencement of the exercise by Lessor of any of its remedies hereunder, Lessor may do one or more of the following as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

                  (a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

                  (b) by notice in writing to Lessee, Lessor may demand that Lessee, and Lessee shall, upon written demand of Lessor and at Lessee's expense, forthwith return all or any part of the Equipment to Lessor or its order in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 15.6; or Lessor with or without notice or judicial process may by its agents enter upon the premises of Lessee or other premises where any of the Equipment may be located and take possession of and remove all or any of the Units, and Lessor may use and employ in connection with such removal any services, aids, equipment, trackage and other facilities of Lessee as is reasonably required to remove such Units and thenceforth hold, possess and enjoy the same free from any right of Lessee, or its successor or assigns, to use such Units for any purpose whatever, and in connection with the foregoing, Lessee hereby agrees that it will, if requested by Lessor, give prompt notice of such demand for return of the Equipment to the AAR and all railroads having possession of any such Unit;

                  (c) sell any Unit at public or private sale by such advertisement or publication, if any, as Lessor may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if Lessor elects to exercise its rights under said paragraph), in which event Lessee's obligation to pay Basic Rent with respect to such Unit hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under paragraph (e) or (f) below if Lessor elects to exercise its rights under either of said paragraphs);

                  (d) hold, keep idle or lease to others any Unit as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto;

                  (e) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b), (c) or (d) above with respect to any Unit, Lessor, by written notice to Lessee specifying a payment date (which date shall be a Determination Date for the purposes of computing Stipulated Loss Value), which shall be not earlier than 30 days after the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Unit due after the payment date specified in such notice), all Rent due and payable, or accrued, for such Unit as of the payment date specified in such notice (exclusive of any in advance Basic Rent due on such date) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice: (i) an amount with respect to each such Unit which represents the excess of the present value, at the time of such payment date, of all Basic Rent for such Unit which would otherwise have accrued hereunder from such payment date for the remainder of the Basic Term or any Renewal Term then in effect over the then present value of the then Fair Market Rental Value of such Unit (taking into account its actual condition) for such period computed by discounting from the end of such Term to such payment date rentals which Lessor reasonably estimates to be obtainable for the use of such Unit during such period, such present value to be computed in each case on a basis of a per annum discount at the Debt Rate, compounded semiannually from the respective dates upon which rentals would have been payable hereunder had this Lease not been terminated; or (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for such Unit computed as of the payment date specified in such notice over the Fair Market Sales Value of such Unit (taking into account its actual condition) as of the payment date specified in such notice; or (iii) if Lessor shall not have sold such Unit pursuant to the exercise of its rights under paragraph (c) above with respect to such Unit, an amount equal to the higher of Stipulated Loss Value for such Unit computed as of the payment date specified in such notice or the Fair Market Sales Value of such Unit (assuming it is in the condition required by this Lease) as of the payment date specified in such notice, and upon payment by Lessee pursuant to this clause (iii) of such Stipulated Loss Value or Fair Market Sales Value, as the case may be, and of all other amounts payable by Lessee under this Lease and under the other Operative Agreements in respect of such Unit, Lessor shall transfer without recourse or warranty all right, title and interest of Lessor in and to such Unit to Lessee or as it may direct, Lessor shall execute and deliver such documents evidencing such transfer as Lessee shall reasonably request, the obligation of Lessee to pay Basic Rent hereunder for such Units shall cease and the Lease Term for such Units shall end;

                  (f) if Lessor shall have sold any Unit pursuant to paragraph
(c) above, Lessor, in lieu of exercising its rights under paragraph (e) above with respect to such Unit may, if it shall so elect, demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Unit due subsequent to the Rent Payment Date next preceding such sale), any accrued and unpaid Rent for such Unit as of the date of such sale (Basic Rent for this purpose accruing at a per diem rate equal to the semiannual amount due on the next following Rent Payment Date divided by 180) and, if that date is a Rent Payment Date, the Basic Rent due on that date (exclusive of any in advance Basic Rent due on such date), plus the amount, if any, by which the Stipulated Loss Value of such Unit computed as of the Rent Payment Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date, then computed as of such Rent Payment Date, exceeds the net proceeds of such sale, plus interest on such amounts from the date of such sale to the date of payment at the Late Rate; and

                  (g) Lessor may terminate the leasing of any or all Units under this Lease or may exercise any other right or remedy that may be available to it under applicable law.

                  In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies (exclusive of any in advance Basic Rent due on such date), and for legal fees and other costs and expenses incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including without limitation the repayment in full of any costs and expenses necessary to be expended in repairing any Unit in order to cause it to be in compliance with all maintenance and regulatory standards imposed by this Lease.

                  Section 15.2 Cumulative Remedies. The remedies in this Lease provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies in its favor existing at law or in equity. Lessee hereby waives any mandatory requirements of law, now or hereafter in effect, which might limit or modify any of the remedies herein provided, to the extent that such waiver is permitted by law. Lessee hereby waives any and all existing or future claims of any right to assert any offset or counterclaim against the Rent payments due hereunder, and agrees to make the rent payments regardless of any offset or counterclaim or claim which may be asserted by Lessee on its behalf in connection with the lease of the Equipment. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Equipment in mitigation of Lessor's damages as set forth in Section 15.1 or that may otherwise limit or modify any of Lessor's rights and remedies provided in this Section 15.

                  Section 15.3 No Waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

                  Section 15.4 Notice of Lease Default. Lessee agrees to furnish to Lessor, Owner Participant and the Indenture Trustee, promptly upon any officer acquiring actual knowledge of any condition which constituted or constitutes a Lease Default under this Lease, written notice specifying such condition and the nature and status thereof.

                  Section 15.5 Lessee's Duty to Furnish Information with Respect to Subleases. Upon the occurrence of a Lease Event of Default, Lessor may request that Lessee deliver to Lessor, and upon such request Lessee agrees that it will promptly provide to Lessor, a detailed list of all Units that are then being subleased by Lessee, the identity of the sublessees with respect to such Units, the identity of an employee or other agent of each such sublessee with whom Lessee regularly communicates regarding such Units and the most recent known location of such Units.

                  Section 15.6 Lessee's Duty to Return Equipment Upon Default. If Lessor or any assignee of Lessor shall terminate the leasing of any or all Units pursuant to this Section 15 and shall have provided to Lessee the written demand specified in Section 15.1(b) with respect to such Units, Lessee shall forthwith deliver possession of such Units to Lessor (except where Lessor has received all amounts payable by Lessee pursuant to any notice provided by Lessor under Section 15.1(e)(iii)). For the purpose of delivering possession of any Unit to Lessor as above required, Lessee shall at its own cost, expense and risk (except as hereinafter stated):

                  (a) Forthwith place such Equipment upon such storage tracks of Lessee or any of its Affiliates or, at the expense of Lessee, on any other storage tracks within the continental United States (excluding Alaska), as Lessor may designate or, in the absence of such designation, as Lessee may select;

                  (b) permit Lessor to store such Equipment on such tracks without charge for insurance, rent or storage until such Equipment has been sold, leased or otherwise disposed of by Lessor and during such period of storage Lessee shall continue to maintain all insurance required by Section 12.1 hereof; and

                  (c) transport the Equipment to any place on any lines of railroad or to any connection carrier for shipment within the continental United States (excluding Alaska), all as Lessor may direct in writing.

All Equipment returned shall be in the condition required by Section 6.2 hereof.

                  All amounts earned in respect of the Equipment after the date of termination of this Lease pursuant to this Section 15, but not exceeding amounts actually received therefor, shall be paid to Lessor or, so long as the Indenture shall not have been discharged pursuant to its terms, the Indenture Trustee, and, if received by Lessee, shall be promptly turned over to Lessor or the Indenture Trustee as aforesaid. In the event any Unit is not assembled, delivered and stored as hereinabove provided within 15 days after the termination of the leasing of such Unit pursuant to Section 15, Lessee shall, in addition, pay to Lessor or the Indenture Trustee as aforesaid as liquidated damages and not as a penalty, for each day thereafter an amount equal to the amount, if any, by which the higher of (i) an amount equal to 110% of the daily equivalent of the Basic Rent in effect immediately prior to the expiration of the Lease for such Unit and (ii) 125% of the Fair Market Rental Value for such Unit for each such day exceeds the amount, if any, received by Lessor or the Indenture Trustee as aforesaid (either directly or from Lessee) for such day for such Unit pursuant to the preceding sentence.

                  Section 15.7 Specific Performance; Lessor Appointed Lessee's Agent. The assembling, delivery, storage and transporting of the Equipment as provided in Section 15.6 are of the essence of this Lease and, upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee so to assemble, deliver, store and transport the Equipment. Without in any way limiting the obligation of Lessee under the provisions of Section 15.6, Lessee hereby irrevocably appoints Lessor as the agent and attorney of Lessee, with full power and authority, at any time while Lessee is obligated to deliver possession of any Units to Lessor pursuant to this Section 15, to demand and take possession of such Unit in the name and on behalf of Lessee from whosoever shall be at the time in possession of such Unit.

SECTION 16.       FILINGS; FURTHER ASSURANCES.

                  Section 16.1 Filings. This Lease or a counterpart or copy hereof or evidence hereof may be filed or recorded in any public office as may be necessary or appropriate to protect the interest of Lessor, Owner Participant or the Indenture Trustee herein or in the Units. On or prior to (a) the Initial Closing Date and the Subsequent Closing Date, as the case may be, Lessee will
(a) cause this Lease, the Lease Supplements dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, the Indenture and the Indenture Supplements dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, to be (i) duly filed and recorded with the STB in accordance with 49 U.S.C. Section 11301, and (ii) deposited in the office of the Registrar General of Canada pursuant to Section 105 of the Canadian Transportation Act (and all necessary actions shall have been taken for publication of such deposit in The Canada Gazette in accordance with said Section 105), and (b) cause notice of the security interests created in this Lease, the Lease Supplements dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, the Indenture and the Indenture Supplements dated the Initial Closing Date or the Subsequent Closing Date, as the case may be, to be filed in the appropriate offices in the Canadian provinces of Ontario, Manitoba, Saskatchewan, Alberta, British Columbia, Quebec, Nova Scotia and New Brunswick, and (c) furnish Lessor, the Indenture Trustee and Owner Participant proof thereof.

                  Section 16.2 Further Assurances. Lessee will duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request or as may be required by applicable law or regulation in order to effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, the Bank, Owner Participant and the Indenture Trustee hereunder, including, without limitation, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Lease any Replacement Unit and the recording or filing of counterparts hereof or thereof in accordance with the laws of such jurisdiction as Lessor may from time to time deem advisable; provided, however that Lessee shall not be required to make any recording or filing in any province in Canada (or any political subdivision thereof) or in Mexico (or any political subdivision thereof) in respect of a Replacement Unit if (a) Lessee in good faith (as evidenced by an Officer's Certificate to such effect) deems such action unduly burdensome and (b) after giving effect to the failure to take such action, Lessee has taken all action required by law so as to perfect and protect the right, title and interests of Owner Trustee and Owner Participant in the Trust Estate and of the Indenture Trustee in the Indenture Estate in respect of Units having a Stipulated Loss Value of not less than 90% of the aggregate Stipulated Loss Value of the Equipment.

                  Section 16.3 Other Filings. If, at any time during the Lease Term, Mexico, or one or more states in Mexico, or the Canadian territory of the Northwest Territories, establishes a state or provincial system for filing and perfecting the security and/or ownership interests of entities such as Lessor and/or the Indenture Trustee, Lessee shall cause any of the Operative Agreements required to be recorded under such system to be so recorded and shall cause all other filings and recordings and all such other action required under such system to be effected and taken, in order to perfect and protect the respective right, title and interests of Lessor, the Bank, Owner Participant and the Indenture Trustee. Notwithstanding anything contained herein to the contrary, Lessee's obligations in this Section 16.3 shall be subject in all respects to the provisions of Section 16.2.

                  Section 16.4 Expenses. Except as provided in Section 2.5(a) of the Participation Agreement, Lessee will pay all costs, charges and expenses (including reasonable attorneys fees) incident to any such filing, refiling, recording and rerecording or depositing and re-depositing of any such instruments or incident to the taking of such action.

SECTION 17.       LESSOR'S RIGHT TO PERFORM.

                  If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, after giving not less than five Business Days' prior notice thereof to Lessee (except in the event that an Indenture Default resulting from a Lease Default or a Lease Event of Default shall have occurred and be continuing, in which event Lessor may effect such payment, performance or compliance to the extent necessary to cure such Indenture Default with notice given concurrently with such payment, performance or compliance), but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Late Rate from such date of payment, to the extent permitted by applicable law, shall be deemed to be Supplemental Rent, payable by Lessee to Lessor on demand.

SECTION 18.       ASSIGNMENT.

                  Section 18.1 Assignment by Lessor. Lessee and Lessor hereby confirm that concurrently with the execution and delivery of this Lease, Lessor has executed and delivered to the Indenture Trustee the Indenture, which assigns as collateral security and grants a security interest in favor of the Indenture Trustee in, to and under this Lease and certain of the Rent payable hereunder (excluding Excepted Property), all as more explicitly set forth in the

Indenture. Lessor agrees that it shall not otherwise assign or convey its right, title and interest in and to this Lease, the Equipment or any Unit, except as expressly permitted by and subject to the provisions of the Participation Agreement, the Trust Agreement and the Indenture.

                  Section 18.2 Assignment by Lessee. Except as otherwise provided in Section 8.3 or in the case of any requisition for use by any governmental authority or any agency or instrumentality thereof referred to in
Section 11.5, Lessee will not, without the prior written consent of Lessor and the Indenture Trustee, assign any of its rights hereunder, except as provided herein and in the Participation Agreement; provided that Lessee may assign its rights and/or obligations hereunder to any corporation in accordance with the provisions of Section 6.8 of the Participation Agreement or to any corporation which is an Affiliate of Lessee, provided that in the case of an assignment to an Affiliate, (a) Lessor shall have received an instrument or instruments reasonably satisfactory to it, the Bank, Owner Participant and the Indenture Trustee under which such Affiliate assumes the obligations of Lessee hereunder, and (b) Lessee irrevocably and unconditionally guarantees, pursuant to an agreement in form and substance reasonably satisfactory to Lessor, the Bank, Owner Participant and the Indenture Trustee, such assignee's performance of all of such obligations as primary obligor and not as a surety.

                  Section 18.3 Sublessee's Performance and Rights. Any obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation in accordance with the terms and provisions of this Lease by any permitted assignee, sublessee or transferee under an assignment, sublease or transfer agreement then in effect and permitted by the terms of this Lease shall constitute performance by Lessee and discharge such obligation by Lessee. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to (a) exercise such right or permit such right to be exercised by any such assignee or transferee, or (b) in Lessee's capacity as sublessor pursuant to any sublease permitted pursuant to Section 8.3 hereof, permit any sublessee to exercise substantially equivalent rights under any such sublease as are granted to Lessee under this Lease; provided, however, that Lessee's right to terminate this Lease pursuant to Sections 10 and 11, Lessee's right of replacement set forth in Sections 8.3 and 8.4 and Lessee's purchase and renewal options set forth in Section 22 of the Lease and Section 6.9 of the Participation Agreement may be exercised only by Lessee itself or by any assignee or transferee of, or successor to, Lessee in a transaction permitted by Section 6.8 of the Participation Agreement; provided, further, that nothing in this Section 18.3 shall or shall be deemed to (i) create any privity of contract between any such sublessee, on the one hand, and any of Lessor, the Bank, Owner Participant or any subsequent transferee or Affiliate of any such Person, on the other hand,
(ii) create any duty or other liability of any nature whatsoever on the part of any of Lessor, the Bank, Owner Participant or any subsequent transferee or Affiliate of any such Person, to any such sublessee or any Affiliate thereof, or
(iii) modify or waive any term or provision of Section 8.3 hereof, which Section
8.3 shall control if any conflict arises between any of the provisions thereof and this Section 18.3. The inclusion of specific references to obligations or rights of any such assignee, sublessee or transferee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, sublessee or transferee has not been made in this Lease.

SECTION 19.       NET LEASE, ETC.

                  This Lease is a net lease and Lessee's obligation to pay all Rent payable hereunder shall, subject to Section 3.5, be absolute, unconditional and irrevocable and shall not be affected by any circumstance of any character including, without limitation, (a) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right that Lessee may have (other than pursuant to Section 3.5 hereof) against Lessor, the Bank, Owner Participant, the Indenture Trustee or any holder of an Equipment Note or Pass Through Certificate, any vendor or manufacturer of any Unit, or any other Person for any reason whatsoever, (b) any defect in or failure of title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of any Unit, (c) any damage to, or removal, abandonment, requisition, taking, condemnation, loss, theft or destruction of all or any part of any Unit or any interference, interruption, restriction, curtailment or cessation in the use or possession of any Unit by Lessee or any other Person for any reason whatsoever or of whatever duration, (d) any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee, Lessor, the Bank, Owner Participant, the Indenture Trustee, any holder of an Equipment Note or Pass Through Certificate or any other Person, (e) the invalidity, illegality or unenforceability of this Lease, any other Operative Agreement, or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of Lessee, Lessor, the Bank, Owner Participant, the Indenture Trustee, any holder of an Equipment Note or Pass Through Certificate or any other Person to enter into this Lease or any other Operative Agreement or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration, (f) the breach or failure of any warranty or representation made in this Lease or any other Operative Agreement by Lessee, Lessor, the Bank, Owner Participant, the Indenture Trustee, any holder of an Equipment Note or Pass Through Certificate or any other Person, (g) the requisitioning, seizure or other taking of title to or use of such Unit by any government or governmental authority or otherwise, whether or not by reason of any act or omission of Lessor, Lessee or the Indenture Trustee, or any other deprivation or limitation of use of such Unit in any respect or for any length of time, whether or not resulting from accident and whether or not without fault on the part of Lessee, or (h) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, any present or future law to the contrary notwithstanding to the extent permitted by applicable law. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease with respect to any Unit, except in accordance with the express terms hereof. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, Lessee nonetheless agrees, subject to Section 3.5, to the maximum extent permitted by law, to pay to Lessor or to the Indenture Trustee, as the case may be, an amount equal to each installment of Basic Rent and all Supplemental Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor or any Person for any reason whatsoever. Nothing contained herein shall be construed to waive any claim which Lessee might have under any of the Operative Agreements or otherwise or to limit the right of Lessee to make any claim it might have against Lessor or any other Person or to pursue such claim in such manner as Lessee shall deem appropriate, except in the manners precluded by this Section 19.

SECTION 20.       NOTICES.

                  Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, without limitation, by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed in writing by either of the methods set forth in clause (a) or
(b), in each case addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below:

If to Lessor:                  Wilmington Trust Company
                               Rodney Square North
                               1100 N. Market Street
                               Wilmington, Delaware  19890-0001
                               Attention: Corporate Trust Administration
                               Fax No.: (302) 651-8915
                               Confirmation No.: (302) 651-1000

                               With copies to Owner Participant.






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



If to Owner Participant:       FNBC Leasing Corporation
                               One First National Plaza
                               Mail Suite 0502
                               Chicago, Illinois  60670-0502
                               Attention:  Contract Administration
                               Fax No.:  (312) 732-2231
                               Confirmation No.:  (312) 732-8100
                               Reference:  UTC Trust No. 1998-A


If to the Indenture Trustee:   Harris Trust and Savings Bank
                               311 West Monroe Street
                               Chicago, Illinois  60606
                               Attention:  Indenture Trust Administration
                               Fax No.:  (312) 461-3525
                               Confirmation No.:  (312) 461-2908


If to Lessee:                  Union Tank Car Company
                               225 West Washington Street, 19th Floor
                               Chicago, Illinois  60606
                               Attention:  General Counsel and Secretary
                               (UTC Trust No. 1998-A) (L-15)
                               Fax No.:  (312) 845-5305
                               Confirmation No.:  (312) 372-9500

SECTION 21.       CONCERNING THE INDENTURE TRUSTEE.

                  Section 21.1 Limitation of the Indenture Trustee's Liabilities. Notwithstanding any provision herein or in any of the Operative Agreements to the contrary, the Indenture Trustee's obligation to take or refrain from taking any actions, or to use its discretion (including, but not limited to, the giving or withholding of consent or approval and the exercise of any rights or remedies under such Operative Agreements), and any liability therefor, shall, in addition to any other limitations provided herein or in the other Operative Agreements, be limited by the provisions of the Indenture, including, but not limited to, Article VI thereof.

                  Section 21.2 Right, Title and Interest of the Indenture Trustee Under Lease. It is understood and agreed that the right, title and interest of the Indenture Trustee in, to and under this Lease and the Rent due and to become due hereunder shall by the express terms granting and conveying the same be subject to the interest of Lessee in and to the Equipment.

SECTION 22.       PURCHASE OPTIONS; RENEWAL OPTIONS.

                  Section 22.1 Early Purchase Option. (a) Provided that no Lease Event of Default shall have occurred and be continuing either at the time of the notice described below or on the Early Purchase Date (unless Lessor shall have waived such Lease Event of Default solely for the purpose of this Section 22.1) and Lessee shall have duly given the notice required by the next succeeding sentence, Lessee shall have the right and, upon the giving of such notice, the obligation to purchase any or all of the Units then leased hereunder (as specified in such notice) on the Early Purchase Date; provided that if Lessee elects to purchase some but less than all of the Units in any Equipment Group the determination as to which Units are to be purchased shall be made on a random or other reasonable basis (including, without limitation, on the basis of Car Type) without discrimination based on maintenance status or operating condition of the Units in question and such notice shall describe the manner in which Lessee proposes to determine the Units in such Equipment Group which will be purchased. Lessee shall give Lessor, the Indenture Trustee and the Pass Through Trustee written notice not less than 90 days and not more than 360 days prior to the Early Purchase Date of its election to exercise the purchase option provided for in this Section 22.1, which notice shall be irrevocable.

                  (b) If Lessee elects to exercise the purchase option provided for in this Section 22.1 with respect to any Units, Lessee shall, as the purchase price therefor, in the sole discretion of the Lessee, either (i) pay the Early Purchase Price of such Units, together with all other amounts due and owing by Lessee under the Operative Agreements with respect to such Units, including, without limitation, all unpaid Basic Rent therefor due and payable on or prior to the Early Purchase Date (exclusive of any in advance Basic Rent due on such date) payable at the place of payment specified in Section 3.6 hereof in immediately available funds, or (ii) pay the difference between the Early Purchase Price of such Units and the outstanding principal amount of the Equipment Notes relating to the purchased Units as of the Early Purchase Date (determined in accordance with Section 2.10(d) of the Indenture), together with all other amounts due and owing by Lessee under the Operative Agreements, and assume on a full recourse basis pursuant to Section 4.01 of the Indenture, and agree to indemnify Lessor against, all of Lessor's obligations in respect of the related Equipment Notes; provided, that following such assumption, the purchased Units shall remain subject to the lien of the Indenture. Lessee will make the payments required by foregoing clause (i) or make the payments required by foregoing clause (ii) and assume the Equipment Notes as provided in foregoing clause (ii) on the Early Purchase Date in the manner specified in Section 3.6 hereof against delivery of a Bill of Sale transferring and assigning to Lessee all right, title and interest of Lessor in and to such Units on an "as-is" "where-is" basis and containing a warranty against Lessor's Liens; provided, however, that Lessee shall have the option of specifying in such notice under this Section 22.1 its election to defer payment of the Deferred Portion of the Early Purchase Price, which shall be paid in four (4) installments on the Quarterly Dates occurring in the 12 months immediately following the Early Purchase Date, which Deferred Portion (A) may be prepaid by Lessee at any time in whole and (B) will be secured, at the option of Lessee, by (1) a first lien on the purchased Units (but only if no other indebtedness secured by such Units is then outstanding), (2) a letter of credit in favor of Lessor in a form, and issued by a financial institution, reasonably acceptable to Lessor, or (3) such other collateral as may be mutually acceptable to Lessee and Lessor; and provided, further, that unless Lessee shall have elected to assume all of the rights and obligations of Lessor in respect of the related Equipment Notes, the portion of the Early Purchase Price payable by Lessee on the Early Purchase Date, together with other amounts of Supplemental Rent paid by Lessee on such date will be under any circumstances and in any event, at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal of and all unpaid interest on the Equipment Notes issued in respect of such Units and all other amounts owed by Lessee under the Operative Agreements with respect to such Units. Lessor shall not be required to make any other representation or warranty as to the condition of such Units or any other matters, and may specifically disclaim any such representations or warranties. In the event of any such purchase and receipt by Lessor and the Indenture Trustee of all of the amounts provided in this Section 22.1, the obligation of Lessee to pay Basic Rent hereunder for such Units shall cease and the Lease Term for such Units shall end.

                  Section 22.2 Election to Retain or Return Equipment at End of Basic or Renewal Term. Not less than 180 days and not more than 360 days prior to the end of the Basic Term, the end of any Fixed Rate Renewal Term or the end of any Fair Market Renewal Term (as the latter two terms are defined in Section 22.4), Lessee shall give Lessor irrevocable written notice of its decision to return or retain any or all of the Units at the end of the Basic Term or such Renewal Term; provided that if Lessee elects to retain less than all of the Units in an Equipment Group, the determination as to which Units are to be retained shall be made on a random or other reasonable basis (including, without limitation, on the basis of Car Type) without discrimination based on maintenance status or operating condition of the Units in question, and Lessee shall describe in such notice such manner in which it proposes to determine the Units in such Equipment Group which will be retained. If Lessee elects to retain some or all of the Units, Lessee shall comply with Section 22.3 and/or 22.4 hereof, as it may elect in accordance with the provisions thereof including the notice requirements stated therein. If Lessee fails to give the 180 days' notice required by this Section 22.2, Lessee shall be deemed to have irrevocably elected to return the Units at the end of the Basic Term or the applicable Renewal Term, as the case may be, in accordance with Section 6.

                  Section 22.3 Purchase Options. Provided that no Lease Event of Default shall have occurred and be continuing either at the time of notice or the expiration of the Lease Term (unless Lessor shall have waived such Lease Event of Default solely for the purpose of this Section 22.3) and Lessee shall have duly given the notice required by Section 22.2 and by the next succeeding sentence of this Section 22.3, Lessee shall have the right and, upon the giving of such notice under this Section 22.3, the obligation to purchase any or all of the Units (as specified in such notice) (a) at the expiration of the Basic Term at a price equal to the Basic Term Purchase Price of such Units plus all other amounts due and owing by Lessee under the Operative Agreements; (b) on March 30, 2021 (the "Outside Date") at a price equal to the

Outside Date Purchase Price of such Units plus all other amounts due and owing by Lessee under the Operative Agreements; provided that with respect to such Units Lessee shall have renewed this Lease through the Outside Date on one or more occasions pursuant to Section 22.4(a) or (b); or (c) at the expiration of the Basic Term or any Renewal Term at a price equal to the Fair Market Sales Value of such Units plus all other amounts due and owing by Lessee under the Operative Agreements; and provided further that if Lessee elects to purchase some but less than all of the Units in any Equipment Group, the determination as to which Units are to be purchased shall be made on a random or other reasonable basis (including, without limitation, on the basis of Car Type) without discrimination based on maintenance status or operating condition of the Units in question, and Lessee shall describe in such notice the manner in which it proposes to determine the Units in such Equipment Group which will be purchased. Lessee shall give Lessor written notice not less than 120 days and not more than 360 days prior to the end of the Basic Term, the Outside Date, the Fixed Rate Renewal Term or the Fair Market Renewal Term, as the case may be, of its election to exercise the purchase option provided for in this Section 22.3, which notice shall be irrevocable. Payment of the purchase price, together with all other amounts due and owing by Lessee under the Operative Agreements, shall be made at the place of payment specified in Section 3.6 hereof in immediately available funds against delivery of a Bill of Sale transferring and assigning to Lessee all right, title and interest of Lessor in and to such Units on an "as-is" "where-is" basis and containing a warranty against Lessor's Liens. Lessor shall not be required to make any other representation or warranty as to the condition of such Units or any other matters, and may specifically disclaim any such representations or warranties.

                  Section 22.4 Renewal Options. Provided that no Lease Event of Default shall have occurred and be continuing either at the time of notice or the expiration of the Lease Term (unless Lessor shall have waived such Lease Event of Default solely for the purpose of this Section 22.4) and Lessee shall have duly given the notice required by Section 22.2, Lessee shall have the right and, upon the giving of a notice under this Section 22.4 as below provided, the obligation to lease pursuant to this Lease any or all of the Units at the expiration of the Basic Term or any applicable Renewal Term which Lessee has not elected to purchase pursuant to Section 22.3, which obligation may be fulfilled by Lessee electing to renew this Lease under either of the following Section 22.4(a) or (b):

                  (a) Fixed Rate. Lessee may give Lessor written notice not less than 120 days and not more than 360 days prior to the end of the Basic Term (or, in the circumstances described in the third sentence of this Section 22.4(a), the then Fixed Rate Renewal Term) that Lessee elects to renew this Lease under this Section 22.4(a) with respect to any or all of the Units then leased hereunder, which notice shall be irrevocable. The foregoing notice from Lessee shall specify the term (the "Fixed Rate Renewal Term") that Lessee selects for its initial renewal under this Section 22.4(a), which shall be for one or more years as Lessee shall select; provided that such Fixed Rate Renewal Term in no event shall extend beyond the Outside Date. If Lessee selects a Fixed Rate Renewal Term such that the period following such term until the

Outside Date is at least one year, then Lessee may elect one or more further renewals of one or more years pursuant to this Section 22.4(a) so long as no such term extends beyond the Outside Date. The Basic Rent for each Unit during any Fixed Rate Renewal Term shall be 57% of the average of the semiannual Basic Rent installments payable hereunder for such Unit during the Basic Term, payable semiannually in arrears. Each Fixed Rate Renewal Term shall commence immediately upon the expiration of the Basic Term or the preceding Fixed Rate Renewal Term, as the case may be.

                  (b) Fair Market. Lessee may give Lessor written notice not less than 120 days and not more than 360 days prior to the end of the Basic Term, a Fixed Rate Renewal Term or a Fair Market Renewal Term (subject to the limitations otherwise provided in this Section 22.4(b)), regardless of whether Lessee is then entitled to renew this Lease for a Fixed Rate Renewal Term, that Lessee elects to renew this Lease under this Section 22.4(b) with respect to any or all of the Units then leased hereunder for a term of one or more years as Lessee shall specify in such notice (the "Fair Market Renewal Term"), which notice shall be irrevocable; provided that the aggregate of all Fixed Rate Renewal Terms and Fair Market Renewal Terms shall not extend beyond the Outside Date. The Basic Rent for the Units leased during the Fair Market Renewal Term shall be the Fair Market Rental Value thereof, payable semiannually in arrears. The Fair Market Renewal Term shall commence immediately upon the expiration of the Base Term or the preceding Fixed Rate Renewal Term or Fair Market Renewal Term, as the case may be.

                  (c) Exercise of Renewal Option for less than all Units. If Lessee elects to renew this Lease under Section 22.4(a) or (b) with respect to less than all of the Units in any Equipment Group, the determination as to which Units are to be leased shall be made on a random or other reasonable basis (including, without limitation, on the basis of Car Type) without discrimination based on maintenance status or operating condition of the Units in question, and Lessee shall describe in such notice the manner in which it proposes to determine the Units in such Equipment Group which are to be leased.

                  Section 22.5 Appraisal. Promptly following Lessee's written notice pursuant to Section 22.2 of its election to retain any Units at the end of the Basic Term or a Renewal Term, as the case may be, Lessor and Lessee shall determine the useful life (based on the actual condition of a reasonable sampling of such Units), Fair Market Sales Value and Fair Market Rental Value of the Units to be retained, in each case assuming the Units are in the condition required by this Lease.

                  Section 22.6 Stipulated Loss Value and Termination Value During Renewal Term. All of the provisions of this Lease, other than Section 10, shall be applicable during any renewal term for such Units, except as specified in the next sentence. During any Renewal Term, the Stipulated Loss Value and Termination Value of any Unit shall be determined on the basis of the Fair Market Sales Value of such Unit as of the first day of such Renewal Term, reduced in equal monthly increments to the Fair Market Sales Value of such Unit as of the last day of such Renewal Term; provided that in no event during any Fixed Rate Renewal Term shall the Stipulated Loss Value and Termination Value of any Unit be less than 20% of the Equipment Cost of such Unit.

SECTION 23.       LIMITATION OF BANK'S LIABILITY.

                  It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder shall be binding upon Lessor, it being understood that Lessor's liability shall be limited to the trust estate held by the Owner Trustee under the Trust Agreement and in no case shall Wilmington Trust Company in its individual capacity be personally liable for or on account of any statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder, except that the Bank (or any successor Owner Trustee) shall not be hereby released as to any personal liability it may have for its gross negligence or wilful misconduct and for its breach of its covenants, representations and warranties, to the extent expressly agreed to, covenanted or made in its individual capacity in the Participation Agreement or the Trust Agreement. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor shall, without any further act, succeed to all the rights, duties, immunities and obligations of the Owner Trustee hereunder and the predecessor Owner Trustee shall thereupon be deemed to be released from all further duties and obligations hereunder arising after such successor's appointment.

SECTION 24.       INVESTMENT OF SECURITY FUNDS.

                  Any moneys received by Lessor or the Indenture Trustee pursuant to Section 12.2 which are required to be paid to Lessee after completion of repairs to be made pursuant to Section 12.2 or pursuant to Section 11.2, as the case may be, until paid to Lessee as provided in Section 11.4(a),
11.5 or 12.2 or the curing of Lease Default or a Lease Event of Default or otherwise applied as provided herein or in the Trust Agreement and Indenture, shall be invested at the risk and expense of Lessee in Specified Investments by Lessor (unless the Indenture shall not have been discharged, in which case, by the Indenture Trustee as provided in Section 6.04(b) of the Indenture) from time to time as directed by telephone (and confirmed promptly thereafter in writing) by Lessee if such investments are reasonably available for purchase. There shall be promptly remitted to Lessee, so long as no Lease Default relating to Section 14(a), (b), (g) or (h) or Lease Event of Default shall have occurred and be continuing, any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) and Lessee will promptly pay to Lessor or the Indenture Trustee, as the case may be, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment), such amount to be disposed of in accordance with the terms of the Trust Agreement and the Indenture. If a Lease Event of

Default shall have occurred and be continuing, any moneys held pursuant to this
Section 24, and any gain from the investment thereof, may be applied to Lessee's obligations hereunder.

SECTION 25.       MISCELLANEOUS.

                  Section 25.1 Governing Law; Severability. This Lease, and any extensions, amendments, modifications, renewals or supplements hereto shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois; provided, however, that the parties shall be entitled to all rights conferred by any applicable Federal statute, rule or regulation. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under the laws of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease in any other jurisdiction.

                  Section 25.2 Execution in Counterparts. This Lease may be executed in any number of counterparts, each executed counterpart constituting an original and in each case such counterparts shall constitute but one and the same instrument; provided, however, that to the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial
Code) no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

                  Section 25.3 Headings and Table of Contents; Section References. The headings of the sections of this Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this Lease.

                  Section 25.4 Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective permitted successors and assigns.

                  Section 25.5 True Lease. It is the intent of the parties to this Lease that it will be a true lease and not a "conditional sale," and that Lessor shall at all times be considered to be the owner of each Unit which is the subject of this Lease for the purposes of all Federal, state, city and local income taxes, and that this Lease conveys to Lessee no right, title or interest in any Unit except as lessee. Nothing contained in this Section 25.5 shall be construed to limit Lessee's use or operation of any Unit or constitute a representation, warranty or covenant by Lessee as to tax consequences.

                  Section 25.6 Amendments and Waivers. No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto and except as may be permitted by the terms of the Indenture.

                  Section 25.7 Survival. All warranties, representations, indemnities and covenants made by either party hereto, herein or in any certificate or other instrument delivered by such party or on the behalf of any such party under this Lease, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby on the Initial Closing Date and the Subsequent Closing Date regardless of any investigation made by either such party or on behalf of either such party, and to the extent having accrued and not been paid or relating to or otherwise arising in connection with the transactions contemplated by the Operative Agreements during the Lease Term, shall survive the expiration or other termination of this Lease or any other Operative Agreement.

                  Section 25.8 Business Days. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date and as to any payment (provided any such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business Day.

                  Section 25.9 Directly or Indirectly. Where any provision in this Lease refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                  Section 25.10 Incorporation by Reference. The payment obligations set forth in Sections 7.1 and 7.2 of the Participation Agreement are hereby incorporated by reference.

                  Section 25.11 Lessee's Right of Quiet Enjoyment. So long as no Lease Event of Default has occurred and is continuing, Lessor shall not take, or cause to be taken, any action contrary to Lessee's rights under this Lease, including, without limitation, the right to possession and use by Lessee or any permitted sublessee of the Equipment.

                  Section 25.12 Entire Agreement. This Lease, together with the schedules, exhibits and documents delivered hereunder, and the other Operative Agreements contain the entire agreement between the parties with respect to the subject matter covered herein and therein, and supersede all prior agreements (oral or written), negotiations and discussions between the parties relating thereto.

                  IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered on the day and year first above written.


                             LESSOR:

                             WILMINGTON TRUST COMPANY, not in its
                             individual capacity, but solely as Owner Trustee under the Trust Agreement



                             By:   /s/ Patricia A. Evans
                                   --------------------------------
                             Name:   Patricia A. Evans
                             Title:  Financial Services Officer


                             LESSEE:

                             UNION TANK CAR COMPANY



                             By:   /s/ Mark Garrette
                                   --------------------------------
                             Name:   Mark Garrette
                             Title:  Vice President

State of Delaware                  )
                                   )  SS
County of New Castle               )


              On this 24th day of March, 1998, before me personally appeared Patricia A. Evans, to me personally known, who being by me duly sworn, say that she is Financial Services Officer of Wilmington Trust Company, that said instrument was signed on such date on behalf of said corporation solely in its capacity as Owner Trustee under the Trust Agreement referred to in said instrument, and she acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation in such capacity.



                                         /s/ Patricia Pierce
                                         ---------------------------------------
                                         Notary Public

[Notarial Seal]

My commission expires:  August 22, 2000


State of Illinois                  )
                                   )  SS
County of Cook                     )


               On this 25th day of March, 1998, before me personally appeared Mark Garrette, to me personally known, who being by me duly sworn, say that he is the Vice President of Union Tank Car Company, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.


                                         /s/ Clare C. Potempa
                                         ---------------------------------------
                                         Notary Public

[Notarial Seal]

My commission expires:  May 20, 2000

                                                                       EXHIBIT A

                            LEASE SUPPLEMENT NO. ___
                          (UTC TRUST NO. 1998-A) (L-15)


            This Lease Supplement No. , dated        , 1998 between Wilmington
Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement ("Lessor"), and Union Tank Car Company, a Delaware corporation ("Lessee");

                                   Witnesseth:

            Lessor and Lessee have heretofore entered into that certain Equipment Lease Agreement (UTC Trust No. 1998-A) (L-15) dated March 30, 1998 (the "Lease"). The terms used herein are used with the meanings specified in the Lease.

            The Lease provides for the execution and delivery of one or more Lease Supplements substantially in the form hereof for, among other things, the purpose of particularly describing all or a portion of the Units of Equipment to be leased to Lessee under the Lease.

            Now, Therefore, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease, Lessor and Lessee hereby agree as follows:

            1. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease as herein supplemented, the Units described in Schedule 1 hereto.

            2. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

            3. To the extent that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

            4. This Lease Supplement shall be governed by and construed in accordance with the internal laws and decisions of the State of Illinois; provided, however, that the parties shall be entitled to all rights conferred by any applicable Federal statute, rule or regulation.

            5. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

                 IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written and to be delivered on the date first above written.

                             WILMINGTON TRUST COMPANY, not in its
                             individual capacity, but solely as Owner Trustee under the Trust Agreement



                             By:______________________________________________
                             Name:
                             Title:


                             UNION TANK CAR COMPANY



                             By:______________________________________________
                             Name:
                             Title:

State of                            )
                                    )  SS
County of                           )


                  On this ____ day of _______________, 1998, before me
personally appeared ______________________, to me personally known, who being by me duly sworn, say that he is ____________________________ of Wilmington Trust Company, that said instrument was signed on such date on behalf of said corporation solely in its capacity as Owner Trustee under the Trust Agreement referred to in said instrument, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation in such capacity.



                                    ___________________________________________
                                    Notary Public



[Notarial Seal]

My commission expires:



State of Illinois                   )
                                    )  SS
County of Cook                      )


                  On this ____ day of _____________, 1998, before me personally appeared __________________________, to me personally known, who being by me duly sworn, say that he is ____________________________ of Union Tank Car Company, that said instrument was signed on such date on behalf of said corporation by authority of its Board of Directors, and he acknowledged that the execution of the foregoing instrument was the free act and deed of said corporation.




                                    ___________________________________________
                                    Notary Public

[Notarial Seal]

My commission expires: